                                                                      EXHIBIT 28


                                  [CSIRO LOGO]

             CSIRO Petroleum Confidential Report No. 04-059 (Part I)

                                 SEPTEMBER 2004

                      THE GEOCHEMISTRY OF OIL SHOWS IN THE
                         MOOSE-2 WELL, EAST PAPUAN BASIN

                  PART I: TEXT AND DIAGRAMS, APPENDICES A TO C

                        A Report to InterOil Corporation

                    M. Ahmed, S. C. George and R. A. Quezada

                        FOR FURTHER INFORMATION CONTACT:
                               Dr. Simon C. George
                                CSIRO Petroleum,
                   PO Box 136, North Ryde, NSW, Australia 1670
              Telephone: +61 2 9490 8718, Facsimile: +61 9490 8197
                          E-mail: Simon.George@csiro.au

                        THIS IS A CONFIDENTIAL REPORT FOR
                          RESTRICTED DISTRIBUTION ONLY

Copies to:      InterOil Corporation
                (4 hard copies, electronic copy)
                CSIRO authors
                Confidential CSIRO archives (2 hard copies, electronic copy)

EXECUTIVE SUMMARY

During drilling of the Moose-2 well in PPL 238 of Papua New Guinea, oil shows were identified at depth intervals between 513 m and 790 m in the Mendi Formation limestone. Geochemical analyses were carried out to assess the origin of these oil shows, and in particular to geochemically correlate the oil shows with other oils in the region. Geochemical evidence indicate the migration of mature thermogenic oil into the different rock sections encountered in Moose-2 well. No evidence has been observed to suggest that these oil shows were affected by diesel, Aus-Tex or any other drilling mud additives, such as were found in the Moose-1 well.

SECONDARY ALTERATION

The Moose-2 oil shows have been affected by various levels of biodegradation. Based on a 1 to 9 level scale of biodegradation (Volkman et al., 1984), the 614 m, 614.5 m and 753 m samples appear to have been moderately biodegraded (level 4 or higher); the 513 m, 671 m, 746 m, 766 m and 790 m samples have been altered by minor biodegradation (level 3 or higher) and the 634 m and 660 m samples underwent only very minor biodegradation (level 2).

CORRELATION AND SOURCE CHARACTERISATION

The Moose-2 oil shows, like those of the Family B samples from the Subu wells, were generated from a calcareous source rock deposited in a suboxic environment, with a high proportion of prokaryotic and a low proportion of terrestrial organic matter. The 513 m oil show has unusual biomarkers that indicate a mixed source, partly correlating with the calcareous Family B samples, but also probably partially co-sourced by a highly reducing lacustrine (?) facies. This oil show may also have been influenced by the extraction of some indigenous hydrocarbons from the migration pathway.

THERMAL MATURITY

The majority of the maturity parameters deduced from the aliphatic and aromatic hydrocarbon biomarkers indicate that the Moose-2 oil show samples were generated at thermal maturities of 0.7 to 0.9% vitrinite reflectance equivalent, i.e., within the early to peak stages of the oil generation window. The variation in maturity and the relatively higher maturities of some of the shallower samples (compared to the deeper samples) may be indicative of the migration of mature Family B oil to the Mendi Formation, and its subsequent mixing with the variable proportions of less mature indigenous hydrocarbons from the migration pathway.

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TABLE OF CONTENTS

                                                                                              Page number
EXECUTIVE SUMMARY ......................................................................            2
TABLE OF CONTENTS ......................................................................          3-5
LIST OF TABLES .........................................................................            6
LIST OF FIGURES ........................................................................          7-8
1 INTRODUCTION .........................................................................            9
2 SAMPLES AND EXPERIMENTAL PROCEDURE ...................................................           10
  2.1 Samples ..........................................................................           10
  2.2 Solvent extraction ...............................................................           10
    2.2.1 Soxhlet Extraction ...........................................................           11
    2.2.2 Ultrasonication ..............................................................           11
  2.3 Column chromatography ............................................................           12
    2.3.1 Long column method ...........................................................           12
    2.3.2 Short column method ..........................................................           12
  2.4 Gas Chromatography ...............................................................           12
  2.5 Gas Chromatography - Mass Spectrometry (GC - MS) .................................           13
3 RESULTS AND DISCUSSION ...............................................................           13
  3.1 Extractability ...................................................................           14
  3.2 Extract gross compositions .......................................................           14
  3.3 Overall character of aliphatic and aromatic hydrocarbon fractions, including
  n-alkane distributions ...............................................................           15
  3.4 n-Alkane and isoprenoid parameters ...............................................           17
  3.5 Alkylcyclohexanes and methylalkylcyclohexanes ....................................           18
  3.6 Terpanes .........................................................................           19
    3.6.1 Bicyclic sesquiterpanes ......................................................           19
    3.6.2 Diterpanes ...................................................................           19
    3.6.3 Tricyclic and tetracyclic terpanes ...........................................           20
    3.6.4 Methylhopanes ................................................................           22
    3.6.5 Hopanes ......................................................................           24
  3.7 Steranes and Diasteranes .........................................................           27
  3.8 Aromatic Hydrocarbons ............................................................           32

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
    3.8.1 Overall aromatic hydrocarbon composition .....................................            32
    3.8.2 Alkylbenzenes ................................................................            32
    3.8.3 Alkylnaphthalenes ............................................................            35
    3.8.4 Alkylphenanthrenes ...........................................................            39
    3.8.5 Alkylbiphenyls ...............................................................            41
    3.8.6 Alkyldibenzothiophenes .......................................................            41
4 INTERPRETATION .......................................................................            42
  4.1 Secondary Alteration Information .................................................            42
  4.2 Source characteristics ...........................................................            42
  4.3 Thermal maturity characteristics .................................................            48
5 CONCLUSIONS ..........................................................................            50
6 ACKNOWLEDGEMENTS .....................................................................            51
7 REFERENCES ...........................................................................            51
APPENDIX A: Peak assignments and abbreviations .........................................      10 pages
APPENDIX B: Moose-2 513 m (oil show in core sample):
gas and mass chromatograms and peak identifications ....................................      25 pages
APPENDIX C: Moose-2 614 m (oil show in core sample): gas and mass chromatograms
and peak identifications ...............................................................      25 pages
APPENDIX D: Moose-2 614.5 m (oil show in core sample):
gas and mass chromatograms and peak identifications ....................................      19 pages
APPENDIX E: Moose-2 634 m (oil show in core sample):
gas and mass chromatograms and peak identifications ....................................      25 pages
APPENDIX F: Moose-2 660.19 m (oil show in core
sample): gas and mass chromatograms and peak identifications ...........................       8 pages
APPENDIX G: Moose-2 671.95m (oil show in core sample):
gas and mass chromatograms and peak identifications ....................................      19 pages
APPENDIX H: Moose-2 746.5 m (oil show in core sample):
gas and mass chromatograms and peak identifications ....................................       8 pages
APPENDIX I: Moose-2 753.88 m (oil show in core
sample): gas and mass chromatograms and peak identifications ...........................      25 pages
APPENDIX J: Moose-2 766.05 m Diesel Sample (oil show in core sample): gas and
mass chromatograms and peak identifications ............................................       8 pages
APPENDIX K: Moose-2 790.2m (oil show in core sample):
gas and mass chromatograms and peak identifications ....................................      11 pages

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The report is presented in two volumes:

Part I:        Text and diagrams, Appendices A to C

Part II:       Appendices D to K

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LIST OF TABLES

Table 1: Sample details ................................................................         10

Table 2: List of geochemical analyses carried out on the Moose-2 samples ...............         11

Table 3: Extractability and gross compositional data ...................................         14

Table 4: Aliphatic hydrocarbon parameters ..............................................         17

Table 5a: Terpane parameters for Moose-2 oil show samples ..............................         20

Table 5b: Terpane parameters for Moose-2 oil show samples (continued from Table 5a) ....         21

Table 6a: Sterane and diasterane parameters for Moose-2 oil show samples ...............         28

Table 6b: Sterane and diasterane parameters for Moose-2 oil show samples (continued
from Table 6a) .........................................................................         29

Table 7a: Aromatic hydrocarbon parameters of Moose-2 oil show samples ..................         33

Table 7b: Aromatic hydrocarbon parameters of Moose-2 oil show samples (continued
from Table 7a) .........................................................................         34

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LIST OF FIGURES

Figure 1: Location map of the Moose-2 well relative to the other prospects in PPL 238
  of Papua New Guinea .........................................................................      9

Figure 2: Normalised n-alkane profiles of samples .............................................     16

Figure 3: Cross-plot of two carbon preference indices (defined in Table 4). The Subu
  samples are those reported in George et al. (2003) ..........................................     18

Figure 4: Cross-plot of C(31) 2(Alpha) Me/(C(31) 2(Alpha) Me+C(30)(Alpha)(Beta)
  hopane) versus C(32) 2(Alpha) Me/(C(32) 2(Alpha) Me+C(31)(Alpha)(Beta) hopane). The two families refer to solid bitumens extracted from the sandstones in the Subu wells, the fluid inclusion oil from Subu-1, the Puri-1 oil and the Bwata-1
  condensate (data shown as black dots: from George et al., 2003) .............................     23

Figure 5: Cross-plot of C(35)/(C(35)+C(34)) homohopanes versus homohopanes/(C(30) (Alpha)(Beta)
  hopane). The two families refer to solid bitumens extracted from the sandstones in the Subu wells, the fluid inclusion oil from Subu-1, the Puri-1 oil and the Bwata-1
  condensate (data shown as black dots, from George et al., 2003) .............................     26

Figure 6: Cross-plot of C(27) sterane (Alpha)(Beta)(Beta)/((Alpha)(Beta)(Beta)+(Alpha)(Alpha)
  (Alpha)) versus C(29) sterane (Alpha)(Beta)(Beta)/((Alpha)(Beta)(Beta)+(Alpha)(Alpha)(Alpha)
  ratios. The family refers to solid bitumens extracted from the sandstones in the Subu
  wells (data shown as black dots, from George et al., 2003)...................................     31

Figure 7: Normalised aromatic hydrocarbon compositions of the Moose-2 samples .................     35

Figure 8: Cross-plot of the trimethylnaphthalene ratio versus the tetramethylnaphthalene ratio. The data from the Subu wells are shown as black dots (from George et al.,
  2003) .......................................................................................     37

Figure 9: Cross-plot of log (1,2,7-TMN/1,3,7-TMN) versus log (1,2,5-TMN/
  1,3,6-TMN). The boundaries on this trimethylnaphthalene graph are taken from
  Strachan et al. (1988). The data from the Subu wells are shown as black dots (from
  George et al., 2003) ........................................................................     38

Figure 10: Cross-plot of methylphenanthrene index 1.5*[3-MP+2-MP]/[P+9-MP+1-MP])
  versus methylphenanthrene distribution fraction ((3-MP+2-MP)/MPs). The data
  from the Subu wells are shown as black dots (from George et al., 2003).......................     39

Figure 11: Cross-plot of methylphenanthrene ratio (2-MP/1-MP) versus dimethylphenanthrene ratio (3,5-+2,6-DMP+2,7-DMP)/

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
  (1,3-+3,9-+2,10-+3,10-DMP+1,6-+2,9-+2,5-DMP). The data from the Subu wells
  are shown as black dots (from George et al., 2003) ..........................................     40

Figure 12: Cross-plot of C29Ts/C29(Alpha)(Beta) hopane versus C30*/C30
  (Alpha)(Beta) hopane for the samples from this project compared to literature and unpublished data. Solid symbols are analyses carried out at the CSIRO laboratory. Open symbols are analyses derived from literature data, some of which were derived from ruler-measured peak heights from published chromatograms and thus are subject to inaccuracies. Black symbols are samples in this report
  from the Moose-2 well .......................................................................     45

Figure 13: Cross-plot of C29 (Alpha)(Beta) hopane/C30 (Alpha)(Beta) hopane versus C31 (Alpha)(Beta) hopane/C30 (Alpha)(Beta) hopane ratios for the samples from this project compared to literature and unpublished data. Solid symbols are analyses carried out at the CSIRO laboratory. Open symbols are analyses derived from literature data, some of which were derived from ruler-measured peak heights from published chromatograms and thus are subject to inaccuracies. Black
  symbols are samples in this report from the Moose-2 well ....................................     46

Figure 14: Cross-plot of Pr/Ph versus C35/(C35 + C34) homohopane ratios for the samples from this project compared to Subu well, literature and unpublished data. Solid symbols are analyses carried out at the CSIRO laboratory. Open symbols are analyses derived from literature data, some of which were derived from ruler-measured peak heights from published chromatograms and thus are subject to
  inaccuracies. Black symbols are samples in this report from the Moose-2 well ................     47

Figure 15: Cross-plot of C29 sterane (Alpha)(Alpha)(Alpha) 20S/(20S+20R) versus C29 sterane
  (Alpha)(Beta)(Beta)/((Alpha)(Beta)(Beta)+(Alpha)(Alpha)(Alpha)) for the samples from this project compared to literature and unpublished data. Solid symbols are analyses carried out at the CSIRO laboratory. Open symbols are analyses derived from literature data, some of which were derived from ruler-measured peak heights from published chromatograms and thus are subject to inaccuracies. Black symbols are samples in this report from
  the Moose-2 well ............................................................................     49

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1 INTRODUCTION

     The Moose prospect was identified as the first prospect to be drilled by InterOil in PPL 238 (formerly PPL 230) in Papua New Guinea (Fig. 1). In order to determine the hydrocarbon potential of the Moose structure, InterOil decided to drill and test the Moose-2 exploration/appraisal well just 4.5 km to the south-east of the Moose-1 well. The Moose-2 well was spudded in December 2003. The well is located at Long: 145(Degree)12'18"E, Lat: 06(Degree)59'41.47"S. The nearest wells include the two Subu stratigraphic wells (27 km towards south-east of Moose wells) drilled by InterOil in August 2001 (George et al., 2003), and the Puri-1 well (26 km to the south-west of Moose wells) drilled in 1957-9. The nearest commercial production is at the South East Gobe field approximately 166 km to the northwest.

                              [GULF OF PAPUA MAP]

Figure 1: Location map of the Moose-2 well relative to the other prospects in PPL 238 of Papua New Guinea.

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A total of 10 oil shows collected from the Moose-2 well were analysed in the
CSIRO Petroleum Geochemistry Laboratory in order to assess their origin, and the palaeo-environmental conditions of their source rocks. The main objectives were to geochemically correlate the oil shows with other crude oils in the region, and thus to ascertain their probable source rocks. The geochemical characteristics of the oil shows have been compared with previously analysed oils, bitumens, oil inclusions and oil seeps from nearby in Papua New Guinea.

2 SAMPLES AND EXPERIMENTAL PROCEDURE

2.1 SAMPLES

Details of the 10 samples studied in this report are provided in Table 1, including CSIRO code, depth interval, type of sample and a brief description. A summary of the analyses carried out on each sample is provided in Table 2.

2.2 SOLVENT EXTRACTION

Samples were extracted using two different methods (Table 2).

Table 1: Sample details.

                                                        Type of
CSIRO code       Appendix          Well     Depth (m)   sample                   Description
----------       --------        -------    --------    -------     -------------------------------------
513 m                B           Moose-2    513 m        core       Shaly limestone with suspected oil
                                                                    show
614 m                C           Moose-2    614 m        core       Stains of oil/bitumen on the core
                                                                    surface and the aluminium foil cover
614.5 m              D           Moose-2    614.5 m*     core       Stains of oil/bitumen on the core
                                                                    surface
634 m                E           Moose-2    634.2 m      core       Limestone with stains of oil/bitumen
                                                                    on the core surface
660 m                F           Moose-2    660.19 m     core       Limestone with suspected oil show
671 m                G           Moose-2    671.95 m     core       Limestone with suspected oil show
746 m                H           Moose-2    746.5 m      core       Limestone with suspected oil show
753 m                I           Moose-2    753.88 m     core       Limestone with suspected oil show
766 m                J           Moose-2    766.05 m     core       Limestone with suspected oil show
790 m                K           Moose-2    790.2 m      core       Limestone with suspected oil show

* The depth of this sample was originally reported as 414m

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Table 2: List of geochemical analyses carried out on the Moose-2 samples.

 CSIRO                       GC-FID   GC-MS            GC-FID   GC-MS
  code           Extract      EOM      EOM      CC      Fract   Fract                     Remarks
-------          -------     ------   -----     --     ------   -----    ----------------------------------------
513 m              |X          |        |       |S        |       |      Produced good quality data on aliphatic/
                                                                         aromatic hydrocarbons and biomarker
                                                                         compounds.
614 m              |U          |        |       |L        |       |      Produced good quality data on aliphatic/
                                                                         aromatic hydrocarbons and biomarker
                                                                         compounds.
614.5 m            |U          |        |       No       No      No      Produced only n-alkane data. The gas
                                                                         chromatogram and TIC of the EOM
                                                                         indicate that this sample is identical
                                                                         to the 614 m sample. No ratios have been
                                                                         calculated from the aromatic and
                                                                         biomarker EOM data.
634 m              |X          |        |       |L        |       |      Produced good quality data on aliphatic/
                                                                         aromatic hydrocarbons and biomarker
                                                                         compounds.
660 m              |X          |        |       No       No      No      Produced only n-alkane data. Full scan
                                                                         run of the EOM did not produce good
                                                                         quality aromatic and biomarker data.
671 m              |X          |        |       No       No      No      Produced n-alkane data with some ratios
                                                                         from phenanthrenes, dibenzothiophenes,
                                                                         hopanes and steranes. Full scan run of
                                                                         the EOM did not produce good quality
                                                                         aromatic and biomarker data.
746 m              |X          |        |       No       No      No      Produced only n-alkane data. Full scan
                                                                         run of the EOM did not produce good
                                                                         quality aromatic and biomarker data.
753 m              |X          |        |       |L        |       |      Produced good quality data on aliphatic/
                                                                         aromatic hydrocarbons and biomarker
                                                                         compounds.
766 m              |X          |        |       No       No      No      Produced only n-alkane data. Full scan
                                                                         run of the EOM did not produce good
                                                                         quality aromatic and biomarker data.
790 m              |X          |        |       No       No      No      Produced n-alkane data with some ratios
                                                                         from phenanthrenes, hopanes and
                                                                         steranes.

Extract = Extracted, with method used (X = Soxhlet extraction; U = ultrasonication); GC-FID EOM = gas chromatography with flame ionisation detection of extractable organic matter; GC-MS EOM = gas chromatography-mass spectrometry of extractable organic matter; CC = Column chromatography, with method used (L = long column fractionation; S = short column fractionation); GC-FID Fract = gas chromatography with flame ionisation detection of aliphatic and aromatic fractions; GC-MS Fract = gas chromatography-mass spectrometry of aliphatic and aromatic fractions.

2.2.1 Soxhlet Extraction

After crushing to a fine powder, samples were solvent extracted with a mixture of dichloromethane (DCM) and methanol (MeOH) (93:7 vol%) for 24-72 hours using a Soxhlet apparatus. An aliquot of the extractable organic matter (EOM) was blown to dryness to provide a gravimetric weight of the total EOM.

2.2.2 Ultrasonication

Pieces of the oil stained core were ultrasonicated in an excess of DCM in a large beaker. Where possible, an aliquot of the EOM was blown to dryness to provide a gravimetric weight.

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2.3 COLUMN CHROMATOGRAPHY

Samples were fractionated by column chromatography in two different ways (Table
2).

2.3.1 Long column method

Samples in which sufficient EOM was recovered (>20 mg) were fractionated by a long column chromatography method. An accurate amount of un-evaporated EOM was adsorbed onto alumina and all solvent was removed by gently blowing with nitrogen. The extracts were fractionated using column chromatography on silica gel (C60: 60-210 (Mu)m) below alumina. Elution with petroleum ether (40-60(Degree)C, 100 mL) produced the aliphatic hydrocarbon fraction, elution with a 4:1 mixture of DCM : petroleum ether (150 mL) produced the aromatic hydrocarbon fraction, and elution by a 1:1 mixture of DCM : MeOH (100 mL) produced the polar compounds. All solvent was evaporated from 1/10th aliquots of the aliphatic and aromatic hydrocarbon fractions, and from the whole polar compounds fraction, to give the total weights of the respective fractions.

2.3.2 Short column method

Samples in which only a small amount of EOM was recovered (<20 mg) were fractionated by a short column chromatography method. The extracts were fractionated using column chromatography on silica gel (C60: 60-210 (Mu)m) below alumina in a Pasteur pipette. Elution with petroleum ether (40-60(Degree)C, 5 mL) produced the aliphatic hydrocarbon fraction, elution with a 4:1 mixture of DCM : petroleum ether (5 mL) produced the aromatic hydrocarbon fraction and elution by a 1:1 mixture of DCM : MeOH (5 mL) produced the polar compounds. Generally, too little of the fractions was recovered using this method to enable gravimetric weights to be obtained.

2.4 GAS CHROMATOGRAPHY

Gas chromatography (GC) of the aliphatic and aromatic hydrocarbon fractions and most of the EOM fractions (Table 2) was performed on a Varian 3400 gas chromatograph equipped with a flame ionisation detector. Chromatography was carried out on a fused silica column (60 m x 0.25 mm i.d.) coated with DB5MS (modified 5% phenyl 95% methyl silicone, 0.25 (Mu)m film thickness) or with DB1 (dimethylpolysiloxane, 0.25 (Mu)m film thickness), using a splitless injection technique. The oven was programmed for an

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initial temperature of 40(Degree)C for 2 min., followed by heating at 4(Degree)C min.-1 to 310(Degree)C, and a hold for 30 mins.

2.5 GAS CHROMATOGRAPHY - MASS SPECTROMETRY (GC - MS)

GC - MS of the aliphatic and aromatic hydrocarbon fractions and most of the EOM fractions (Table 2) was performed on a Hewlett Packard 5890 gas chromatograph interfaced to a VG AutoSpecQ Ultima (electron energy 70 eV; electron multiplier 250 V; filament current 200 (Mu)A; source temperature 250(Degree)C) tuned to 1000 resolution. Chromatography was carried out on a fused silica column (60 m x
0.25 mm i.d.) coated with DB5MS, using a splitless injection technique. The oven was programmed in two ways for different GC - MS runs: (a) for an initial temperature of 40(Degree)C for 2 min., followed by heating at 4(Degree)C min.-1 to 310(Degree)C, and (b) for an initial temperature of 40(Degree)C for 2 min., followed by heating at 20(Degree)C min.-1 to 200(Degree)C and then a second heating ramp at 2(Degree)C min.-1 to 310(Degree)C.

All the fractions were analysed using a magnet scan programme (m/z 50 to 550;
0.5 s/decade), using GC programme a. The aliphatic fractions were analysed using a single ion monitoring (SIM) programme (SIRV_INCD), using GC programme b: (m/z 177, 183, 191, 205, 217, 218, 231.11, 231.21, 253, 259). The aliphatic fractions were also analysed using two metastable reaction monitoring (MRM) programmes, using GC programme b:

MRM_HOPS: m/z 370, 384, 398, 412, 426, 440, 454, 468, 482-->191.

MRM_STER: m/z 358, 372, 386, 400, 414-->217; 414-->231.

3 RESULTS AND DISCUSSION

All of the gas chromatograms and mass chromatograms referred to in the text are provided in Appendices B to K, with peak identifications in Appendix A.

The oil shows from the 614 m and 614.5 m samples are identical to each other, as evident for the GC traces and TICs of their EOMs. The 614 m oil show yielded much better quality data than the 614.5 m oil show. Accordingly only limited ratios were determined from the latter.

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3.1 EXTRACTABILITY

Extractability data are expressed as extractable organic matter (EOM) ppm of rock (= (Mu)g EOM / g rock) (Table 3). Widely varying amounts of EOM, ranging from only 17 ppm to as high as 4982 ppm of rock, were recovered from the samples. High extractabilities (>2000 ppm of rock) for the 614.5 m and 753 m samples may be an indication of hydrocarbon migration to these rocks. The extractability for the 614 m sample could not be determined due to lack of measurement of the weight of the whole rock. The extract yield of this sample is very high, possibly indicating the migration of petroleum hydrocarbons to this rock section. Moderate extractability (~1000 ppm) for the 634 m sample may, as well, be indicative of some level of hydrocarbon migration. Other samples have lean to poor extractability (<200 ppm).

3.2 EXTRACT GROSS COMPOSITIONS

Extract gross compositions are shown in Table 3. The Moose-2 samples were fractionated without any prior separation of asphaltenes. The 614 m and 634 m samples are highly enriched in aliphatic hydrocarbons (aliphatic/aromatic hydrocarbon ratios ~2) with very little polar compounds (hydrocarbons/polars ratio > 12). On the other hand, the 513 m and 753 m samples contain almost equal proportions of aliphatic and aromatic hydrocarbons (aliphatic/aromatic hydrocarbon ratios ~1) and significant amounts of polar compounds (hydrocarbons/polars ratios ~5). Gross composition data were not determined for the other six samples.

Table 3: Extractability and gross compositional data.

                    Extract      Extract      Aliph.    Arom.             Aliph./
                   recovered     (ppm of        HCs      HCs     Polars  arom. HC      HCs /
CSIRO code            (mg)         rock)        (%)      (%)       (%)    ratio       Polars
----------         ---------     -------      ------    -----    ------  --------     ------
513 m                  7.9          227        31.0     54.3      14.7      0.6          5.8
614 m                 88.7         n.d.        62.6     30.2       7.2      2.1         12.9
614.5 m               56.9         4982        n.d.     n.d.      n.d.     n.d.         n.d.
634 m                 23.7          907        64.6     35.2       0.1      1.8        779.2
660 m                  4.2          101        n.d.     n.d.      n.d.     n.d.         n.d.
671 m                  4.8          172        n.d.     n.d.      n.d.     n.d.         n.d.
746 m                  2.2          210        n.d.     n.d.      n.d.     n.d.         n.d.
753 m                147.7         2729        43.7     37.6      18.6     1.2           4.4
766 m                  2.8          105        n.d.     n.d.      n.d.     n.d.         n.d.
790 m                  0.9           17        n.d.     n.d.      n.d.     n.d.         n.d.

Alip. = aliphatic; Arom. = aromatic; HC = hydrocarbon; Polars = polar compounds eluted during column chromatography; n.d. = not determined.

Note that (1) these samples were fractionated without asphaltene precipitation and (2) quantitation of hydrocarbon fractions are partially affected by evaporation loss, and polar compounds are affected by partial recovery of these fractions.

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


3.3 OVERALL CHARACTER OF ALIPHATIC AND AROMATIC HYDROCARBON FRACTIONS, INCLUDING
N-ALKANE DISTRIBUTIONS

The GC trace and total ion chromatogram (TIC) of the extractable organic matter
(EOM) (Appendix Figures *1) of the oil shows together with the TICs of their aliphatic and aromatic hydrocarbons (Appendix Figures *2) provide best judgement of the overall character of the aliphatic and aromatic hydrocarbon fractions.
These figures show considerable variation throughout the sample set, mainly due to the presence / absence and extent of an Unresolved Complex Mixture (UCM) or "hump". A UCM of varying amount is present in both the aliphatic and aromatic hydrocarbon fractions of all the Moose-2 oil show samples.

The effects of biodegradation on the overall composition of the aliphatic and aromatic hydrocarbons can be visualised on the GC traces and TICs of the EOM
(Appendix Figures *1). The n-alkane distribution patterns of the 10 oil show samples clearly demonstrate their alteration to different extent by different levels of biodegradation (Appendix Figures *1). The 614 m, 614.5 m and 753 m samples appeared to be the most biodegraded among this sample set, which is indicated by the presence of very large UCM humps with relatively much lesser amounts of C15 to C27 n-alkanes. These distribution patterns indicate biodegradation of level 4 or higher, when compared with the 1 (least degraded) to 9 (most degraded) level scale of Volkman et al. (1984). The 513 m, 671 m, 746 m, 766 m and 790 m samples shows the presence of a large UCM hump with reduced amounts of n-alkanes over the entire range, indicating a biodegradation of level
3 or higher. On the other hand, the 634 m and 660 m samples with minor UCM humps and abundant n-alkanes may have undergone a minor biodegradation of level 2.

GC traces (Appendix Figures *2) of the aromatic hydrocarbons for the 614 m and 753 m samples demonstrate the near complete removal of almost all the aromatic compounds and the presence of large UCM humps. This is consistent with their relatively higher level of biodegradation. The 513 m and 634 m samples show the removal of more susceptible low molecular weight aromatic compounds, but the presence of significant amount of less susceptible high molecular weight alkylnaphthalenes and alkylphenanthrenes, indicating their alteration by a relatively lower level of biodegradation. Only four out of the 10 oil show samples (513 m, 614 m, 634 m, and 753 m) were fractionated into aliphatic and aromatic hydrocarbons and analysed in detail for biomarker distributions, using both the SIM and MRM data acquisition programmes. Accordingly, direct comparison of the ten samples for the effects of biodegradation on their aromatic hydrocarbons and biomarker compounds could not be established.

n-Alkane distribution pattern of the oil shows were assessed from the m/z 85 chromatograms of the EOM or the aliphatic hydrocarbon fractions (Appendix
Figures *3)

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

and the normalised n-alkane profiles are presented in Fig. 2. The 513 m sample is characterised by unimodal distribution of C13 to C33 n-alkanes with maxima at n-C20. The n-alkane envelopes for the 614 m, 614.5 m, 634 m, and 660 m oil shows are similar and show unimodal distributions of C12 to C36 n-alkanes with maxima between n-C21 and nC23. The 671 m sample shows a bimodal distribution of n-alkanes maximizing at n-C16 and n-C26. The very high amount of n-C17 in this oil show might indicate a direct heritage from the hydrocarbons present in algae and from the related acids (Tissot and Welte, 1984), or could be related to preferential removal by biodegradation and/or migration-related recharge. The n-alkane distribution for the 746 m and 753 m oil shows are similar and are characterised by unimodal distributions of C13 to C36 n-alkanes, with maxima between n-C25 and n-C26. The 766 m and 790 m samples exhibit a unimodal distribution of C14 to C36 n-alkanes, with increasing predominance of C20 to C30 even numbered n- alkanes with increasing depths.

None of the Moose-2 samples resemble the n-alkane distribution of the diesel or Aus-Tex as described in George et al. (2004), suggesting that all the oil shows analysed in this study are natural crude oils.

                                    [CHART]

Figure 2: Normalised n-alkane profiles of samples.

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

3.4 N-ALKANE AND ISOPRENOID PARAMETERS

Aliphatic hydrocarbon parameters are provided in Table 4. The CPI(22-32) values of the 614 m, 614.5 m, 634 m, 660 m, 671 m, 746 m and 753 m oil shows varies between a very narrow range of 1.00 to 1.06, which may be indicative of a maturity level within the oil generation window. This level of maturity is corroborated by relatively low ratios of Pr/n-C(17) (0.17 to 0.52) and Ph/n-C(18) (0.15 to 0.52). Biodegradation has likely raised some of these ratios, by preferential removal of n-alkanes relative to isoprenoids. The CPI22-32 values for the 513 m, 766 m and 790 m oil shows vary between 0.81 to 0.94, consistent with even carbon number n-alkane predominance over the C(22)-C(32) range, but this predominance is more marked in the deeper samples (Fig. 3). This distribution is indicative of some contribution from a calcareous source rock.

The Pr/Ph ratios of 1.1-2.5 for these oil shows (except for the 790 m sample) are similar to those of the non-altered "Family B" solid bitumens from the Subu wells (predominantly 1.3 to 2.9), and indicates a suboxic depositional environment (Didyk et al., 1978). However, the 790 m sample has a relatively lower Pr/Ph ratio of 0.7, which again may have been influenced by biodegradation.

Table 4: Aliphatic hydrocarbon parameters.

                            Pr /      Ph /       CPI       CPI2     n-Alkane       n-C31 /       Wax
CSIRO code         Pr/Ph   n-C17     n-C18      22-32     26-28      maxima         n-C19       Index
----------         -----   -----     -----      -----     -----     --------       -------      -----
513 m               1.1     1.11      0.79       0.94      0.95        19            0.07        4.35
614 m               2.0     0.39      0.19       1.00      1.00        22            0.08        4.05
614.5 m             1.9     0.33      0.15       1.04      1.06        23            0.13        3.03
634 m               2.1     0.40      0.15       1.03      1.08        22            0.17        2.54
660 m               2.5     0.52      0.17       1.05      1.01        21            0.10        3.41
671 m               1.1     0.17      0.43       1.02      1.05        16            0.77        0.55
746 m               1.0     0.46      0.52       1.06      1.09        26            1.01        0.70
753 m               2.3     0.41      0.17       1.06      1.08        26            0.65        0.95
766 m               1.9     1.16      0.46       0.93      0.92        26            0.54        1.51
790 m               0.7     0.30      0.48       0.81      0.91        20            0.27        2.04

Pr = pristane; Ph = phytane, CPI = Carbon Preference Index. All ratios were measured in m/z 85 mass chromatograms.

                             2*(C(23)+C(25)+C(27)+C(29)+C(31))
CPI(22 32) = [-----------------------------------------------------------------]
                          C(22)+2*(C(24)+C(26)+C(28)+C(30))+C(32)

                  2 X C(27)                     C(21) + C(22)
CPI 2(26 28) = [-------------]    Wax Index = [---------------]
                 C(26)+C(28)                    C(28) + C(29)

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


                                    [CHART]

Figure 3: Cross-plot of two carbon preference indices (defined in Table 4). The
Subu samples are those reported in George et al. (2003).

3.5 ALKYLCYCLOHEXANES AND METHYLALKYLCYCLOHEXANES

Alkylcyclohexanes are present in high abundances in the 513 m, 634 m and 660 m oil shows, in low abundances in the 614 m, 614.5 m and 746 m oil shows and in moderate abundance in the other oil show samples. Their distribution in the sample set follows that of the n-alkanes very closely (see Appendix Figure *5).
Methylalkylcyclohexanes have a low abundance in all samples.

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


3.6 TERPANES

Terpane distributions are summarised in Tables 5a and 5b. These biomarkers are useful for characterising the samples in terms of their source and maturity, as well as for specific oil-oil correlations.

3.6.1 Bicyclic sesquiterpanes

Bicyclic sesquiterpanes were detected using the m/z 123 mass chromatogram
(Appendix Fig. *6a). These compounds are either absent or present in very low abundances in the 671 m, 746 m, 766 m and 790 m oil shows, possibly due to their removal by biodegradation. The other samples have variability in their bicyclic sesquiterpane distribution, as shown by three ratios (Table 5a). The 513 m and 614 m oils show samples have relatively higher drimane/homodrimane ratios, due to the relatively higher abundances of drimane. The other samples are dominated by much larger abundances of homodrimane, as indicated by their lower drimane/homodrimane ratios (Table 5a).

3.6.2 Diterpanes

Moose-2 oil show samples (except 746 m and 790 m) contain diterpanes, as identified in the m/z 123 and 191 mass chromatograms (Appendix Figs. *6b and 6c). Large amounts of diterpenoid compounds (4(Beta)(H)-19-isopimarane, ent-beyerane and isopimarane) have been suggested as indicators of Jurassic-sourced oils and solid bitumens (George et al., 2003). The
19NIP/C30(Alpha)(Beta) hopane and IP/C30(Alpha)(Beta) hopane ratios of the 614 m and 634 m oil shows (0.24-0.35; Table 5a) are relatively higher than those of the other Moose-2 samples, but are lower than those of the normal
Jurassic-sourced Family A solid bitumens (e.g. CN383, CN415 and CN381) from the
Subu-1 well (1.0-3.7; George et al., 2003). The moderate values for the 614 m and 634 m oil shows are similar to those of the low maturity Family A solid bitumen from Subu-1 (CN250) and to Puri-1 crude oil (0.2-0.7; George et al., 2003). The 513 m, 660 m, 671 m, 753 m and 766 m oil show samples contain very low amounts of 4(Beta)(H)-19-isopimarane, ent-beyerane and isopimarane relative to hopanes, with 19NIP/C30(Alpha)(Beta) hopane and IP/C30(Alpha)(Beta) hopane ratios of 0.01-0.11 (Table 5a). However, relative to tricyclic terpanes, 4(Beta)(H)-19-isopimarane and isopimarane are moderately abundant (19NIP/C23 tricyclic and IP/C23 tricyclic ratios = 0.21-2.66). The diterpenoids are probably derived from conifer resins (Noble et al., 1985, 1986). Thus it can be concluded that these oil shows were derived from a source rock containing low amounts of coniferous organic matter. In these respects, these oil

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

Table 5a: Terpane parameters for Moose-2 oil show samples.

                                                                                 CSIRO Code
                                               --------------------------------------------------------------------------  Calcula-
                 Parameter                     513m   614m    634m     660m*    671m*    746m*    753m     766m*    790m*    tion
---------------------------------------------  ----   ----    ----     ----     -----    -----    ----     -----    -----  --------
Drimane/Homodrimane                            0.73   0.86    0.38     0.20     n.d.     n.d.     0.31     n.d.     n.d.     S123
Rearranged C(15) BS/(Drimane + Homodrimane)    1.20   0.25    0.55     0.26     n.d.     n.d.     0.34     n.d.     n.d.     S123
C(14) BS/(Drimane + Homodrimane)               0.45   0.23    0.17     n.d.     n.d.     n.d.     0.13     n.d.     n.d.     S123
19NIP/C30 (Alpha)(Beta) hopane                 0.01   0.26    0.24     0.06     0.01     n.d.     0.03     0.04     n.d.     S191
IP/C(30) (Alpha)(Beta) hopane                  0.02   0.33    0.35     0.07     0.02     n.d.     0.04     0.11     n.d.     S191
19NIP/C(23) tricyclic                          0.21   1.6     4.52     1.51     0.42     n.d.     2.0      0.88     n.d.     S191
IP/C(23) tricyclic                             0.28   1.98    6.70     1.75     0.71     n.d.     2.66     2.50     n.d.     S191
C(26)/C(25) tricyclic terpanes                 0.87   n.d.    0.95     n.d.     0.66     n.d.     n.d.     n.d.     0.56     S191
C(23) tricyclic terpane/C(30) (Alpha)(Beta)
hopane                                         0.06   0.16    0.05     0.04     0.03     n.d.     0.02     0.05     0.07     S191
C(24) tetracyclic terpane/C(30) (Alpha)(Beta)
hopane                                         0.08   0.59    0.32     0.17     0.12     n.d.     0.19     0.20     0.09     S191
C(23)/C(21) tricyclic terpanes                 1.95   n.d.    0.73     1.77     3.16     n.d.     1.19     n.d.     n.d.     S191
C(23-26) /C(19-21) tricyclic terpanes          2.48   0.50    0.35     0.32     0.73     n.d.     0.58     0.37     13.5     S191
C(24) tetracyclic/C(26) tricyclic terpanes     2.05   n.d.    9.76     n.d.     10.4     n.d.     n.d.     n.d.     4.1      S191
C(24) tetracyclic/C(23) tricyclic terpanes     1.35   3.57    6.12     3.93     3.66     n.d.     11.1     4.42     1.25     S191
(C(19)+C(20))/C(23) tricyclic terpanes         0.78   3.22    6.91     4.97     2.69     n.d.     2.76     5.31     0.16     S191
C(24) tetracyclic/(C(24) tetracyclic + C(23)
tricyclic terpane)                             0.57   0.78    0.86     0.80     0.79     n.d.     0.92     0.82     0.55     S191
C(19)/(C(19) + C(23) tricyclic terpanes)       0.31   0.65    0.78     0.72     0.39     n.d.     0.57     0.66     0.14     S191
Ts/Tm                                           1.0   0.69     0.7     0.50     1.27     0.8      0.60     0.68     1.38       M
Ts/Ts+Tm                                       0.49   0.41    0.41     0.34     0.56     0.45     0.37     0.41     0.58       M
Ts/C(30) (Alpha)(Beta) hopane                   0.2   0.71     0.4     0.20     0.35     0.3      0.31     0.29     0.32     S191
Tm/C(27)(Beta)                                 20.5   19.8    18.0     n.d.     n.d.     n.d.     20.5     n.d.     n.d.       M
C(29)Ts/C(29) (Alpha)(Beta) hopane             0.31   0.20    0.27     0.25     0.20     0.21     0.26     0.20     0.20       M
C(29)Ts/(C(29)Ts+C(29) (Alpha)(Beta) hopane)   0.24   0.17    0.21     0.20     0.17     0.17     0.21     0.17     0.17       M
C(30)*/C(29) Ts                                0.23   0.94    0.81     n.d.     n.d.     n.d.     0.70     n.d.     n.d.       M
C(27)*/Ts                                      0.05   0.08    0.09     n.d.     n.d.     n.d.     0.10     n.d.     n.d.       M
C(29)*/C(29) (Alpha)(Beta) hopane              0.06   0.12    0.14     n.d.     n.d.     n.d.     0.12     n.d.     n.d.       M
C(30)*/C(30) (Alpha)(Beta) hopane              0.05   0.56    0.33     n.d.     n.d.     n.d.     0.30     n.d.     n.d.       M

                                                           continued in Table 5b


Terpane abbreviations are listed in Table A1. n.d. = not determined. Ratios were calculated from MRM data (M) or SIM data (S). The transition used for SIM is indicated. * = All the ratios of these samples were calculated from the relevant extracted ion chromatograms of the full scan run.

show samples are similar to the Family B solid bitumens from the Subu well (George et al., 2003). The diterpenoids are either absent or present in extremely low amounts in the 746 m and 790 m oil shows, indicating that the contribution of coniferous organic matter into their source rocks was insignificant.

3.6.3 Tricyclic and tetracyclic terpanes

Some or all of the generally occurring C19 to C26 tricyclic terpanes and C24 tetracyclic terpane were detected in all the Moose-2 oil shows except in 746 m sample (Appendix Figs. *6c). The overall abundance of these terpanes could most conveniently be measured against the relative abundance of the C30 (Alpha)(Beta) hopane in the m/z 191 mass chromatogram

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

Table 5b: Terpane parameters for Moose-2 oil show samples
(continued from Table
5a).

                                                                            CSIRO Code
                                             -----------------------------------------------------------------------    Calcula-
                Parameter                    513m   614m   634m    660m*   671m*   746m*    753m      766m*    790m*      tion
------------------------------------------   ----   ----   ----    -----   -----   -----    ----      -----    -----    --------
C(29) Section/C(29) (Alpha)(Beta) hopane     n.d.   0.02   0.02    0.06    n.d.    0.17     0.01      0.05     0.11         M
C(30) Section/C(30) (Alpha)(Beta) hopane     n.d.   0.16   0.09    0.11    n.d.    0.05     0.06      0.09     0.04         M
C(29) (Alpha)(Beta)/((Alpha)(Beta)          0.93   0.89   0.89    0.82    0.93    0.90     0.88      0.90     0.91         M
+(Beta)(Alpha)) hopanes
C(30) (Alpha)(Beta)/((Alpha)(Beta)          0.95   0.74   0.80    0.83    0.92    0.85     0.81      0.86     0.89         M
+(Beta)(Alpha)) hopanes
C(31) (Alpha)(Beta) 22S/(22S+22R) hopanes    0.59   0.58   0.59    0.60    0.58    0.59     0.58      0.57     0.58         M
C(32) (Alpha)(Beta) 22S/(22S+22R) hopanes    0.59   0.58   0.59    0.60    0.60    0.68     0.56      0.62     0.58         M
C(33) (Alpha)(Beta) 22S/(22S+22R) hopanes    0.61   0.65   0.60    0.75    0.61    0.62     0.60      0.60     0.63         M
% C(31) of total (Alpha)(Beta) homohopanes   30.0   44.2   44.0    63.5    46.3    59.4     49.7      42.4     44.8       S191
% C(32) of total (Alpha)(Beta) homohopanes   24.8   24.1   25.5    29.2    23.1    28.9     27.1      28.2     25.9       S191
% C(33) of total (Alpha)(Beta) homohopanes   14.7   14.6   12.4     7.3    14.0    11.7     12.2      14.1     14.2       S191
% C(34) of total (Alpha)(Beta) homohopanes   11.8    8.1    6.5    n.d.     8.5     n.d.     5.5       8.0      8.5       S191
% C(35) of total (Alpha)(Beta) homohopanes   18.7    9.0   11.6    n.d.     8.2     n.d.     5.5       7.3      6.6       S191
C(35)/(C(35)+C(34)) homohopanes              0.61   0.53   0.64    n.d.    0.49    n.d.     0.50      0.48     0.44       S191
Homohopanes/C(30) (Alpha)(Beta) hopane        2.8    1.2    1.4    0.91    2.46     1.4      1.1       2.0      2.4       S191
Oleanane/C(30) (Alpha)(Beta) hopane          0.26   n.d.   n.d.    n.d.    n.d.    n.d.     n.d.      n.d.     n.d.         M
Gammacerane/C(30) (Alpha)(Beta) hopane       n.d.   0.05   0.03    n.d.    n.d.    n.d.     0.03      n.d.     0.11         M
C(30) 30-norhopane/C(30) (Alpha)(Beta)
hopane                                       0.05   0.09   0.04    n.d.    n.d.    n.d.     0.05      n.d.     n.d.         M
C(27) hopanes/C(30) (Alpha)(Beta) hopane      0.4   1.77    1.1    0.60    0.63     0.7     0.90      0.71     0.55       S191
28,30-BNH/C(30) (Alpha)(Beta) hopane         0.01   0.08   0.05    n.d.    n.d.    n.d.     0.06      n.d.     n.d.         M
29,30-BNH/C(30) (Alpha)(Beta) hopane         0.05   0.08   0.06    n.d.    n.d.    n.d.     0.04      n.d.     n.d.         M
28,30-BNH/Ts                                 0.02   0.04   0.04    n.d.    n.d.    n.d.     0.05      n.d.     n.d.         M
C(29) (Alpha)(Beta) hopane/C(30)
(Alpha)(Beta) hopane                         0.61   1.87   1.37    0.70    1.34    1.01     1.26      0.99     1.15       S191
C(31) (Alpha)(Beta) hopanes/C(30)
(Alpha)(Beta) hopane                         0.84   0.52   0.59    0.58    1.14    0.82     0.54      0.86     1.09       S191
C(29) steranes/C(29) (Alpha)(Beta) hopanes   0.48   0.34   0.21    n.d.    0.19    n.d.     0.18      n.d.     0.24       S191
C(31) 2(Alpha) Me/(C(31) 2(Alpha) Me+C(30)
(Alpha)(Beta) hopane)                        0.34   0.59   0.45    n.d.    0.60    0.51     0.54      0.50     0.61       S205
C(32) 2(Alpha) Me/(C(32) 2(Alpha) Me+C(31)
(Alpha)(Beta) hopanes)                       0.21   0.37   0.24    n.d.    0.48    0.43     0.23      0.36     0.49       S205
C(33) 2(Alpha) Me/(C(33) 2(Alpha) Me+C(32)
(Alpha)(Beta) hopanes)                       0.54    1.0   0.59    n.d.    0.78    n.d.     0.50      0.80     0.75       S205

Terpane abbreviations are listed in Table A1. n.d. = not determined. Ratios were calculated from MRM data (M) or SIM data (S). The transition used for SIM data is indicated. * = All the ratios of these samples were calculated from the relevant extracted ion chromatograms of the full scan run.

(Table 5a). One likely control on these ratios is thermal maturity: higher maturity samples generally contain larger amounts of tricyclic terpanes relative to hopanes, although source differences can also be important factors. C23 tricyclic terpane/C30 (Alpha)(Beta) hopane ratios are very low (<0.16) in these oil shows, whereas the C24 tetracyclic terpane/C30 (Alpha)(Beta) hopane ratios are low in the 513 m, 660 m, 671 m and 790 m oil shows (0.08 - 0.17), moderate in the 634 m, 753 m and 766 moil shows (0.19 - 0.32), and high in the 614 m oil show (0.59). This likely reflects variability in the source and/or maturity of these oil shows.

Two other terpane ratios [C24 tetracyclic terpane/(C24 tetracyclic terpane + C23 tricyclic terpane) and C19 tricyclic terpane/(C19 tricyclic terpane + C23 tricyclic terpane)] can be used to gain a broad approximation of the relative amounts of terrestrial and marine organic matter in a source rock (Preston and Edwards, 2000; George et al., 2002a). These ratios for the Moose-2 oil shows vary over a wide range (0.31 to 0.92; Table 5a), suggesting variable amounts of terrestrial organic matter input into their source rocks.

CSIRO Petroleum                 InterOil: Moose-2 oil show geochemistry, Page 21

The 614 m and 634 m oil shows have higher ratios, and this indicates higher input of terrestrial organic matter into their source rock, a finding which is consistent with the relatively higher amount of diterpenoids in these two samples (see Section 3.6.2).

The C(26) tricyclic terpanes are either absent or present in very low amounts in the 614 m, 660 m, 746 m, 753 m and 766m oil shows. However, these compounds have a similar or lower abundance relative to the C(25) tricyclic terpanes in the 513 m, 634 m, 671m and 790m oil shows (C(26)/C(25) tricyclic ratios 0.56 - 0.95; Table 5a). Therefore this is evidence against these oil shows being sourced from a lacustrine source rock facies (Schiefelbein et al., 1999). The 513 m oil show contains significant amounts of C(28) and C(29) (extended) tricyclic terpanes, which are of lower abundance in the 671 m and 790 m oil shows, and could not be detected at all in the other samples. Higher amounts of C(28) and C(29) tricyclic terpanes are sometimes present in oils derived from low oxygenated depositional environments (e.g. George et al., 2002a). These biomarkers are of low abundance in most of the solid bitumens from the Subu wells, except for one Family B sample (CN540) from Subu-2.

3.6.4 Methylhopanes

Methylhopanes were detected in all the samples, except the 660 m oil show, by monitoring the m/z 205 mass chromatogram (Appendix Figs. *7c). Two isomer classes were identified: 2(Alpha)-methylhopanes and 3(Beta)-methylhopanes. The 3(Beta)-methylhopanes comprise only one isomer (C(31)) and are less abundant than the 2(Alpha)-methylhopanes in all the samples, except for the 513 m oil show. In this sample, a series of 3(Beta)-methylhopanes from C(31) to C(35) is present, and these are significantly more abundant than 2(Alpha)-methylhopanes, which are of relatively low abundance. The high abundance of 3(Beta)-methylhopanes in the 513 m oil show is suggestive of a lacustrine input to this oil show, because these have been related to inputs of specific methanotrophic bacteria in saline lacustrine sediments (Collister et al., 1992, Farrimond et al., in press). Only some lacustrine-derived oils contain high amounts of 3(Beta)-methylhopanes, such as those derived from the Green River Shale and one oil family from Angola (Collister et al., 1992, Farrimond et al., in press). In the Papuan Foreland, high abundances of 3(Beta)-methylhopanes have been found in Koko-1 FI and RFT oils (Volk et al., 2004), but similar lacustrine signatures have not previously been reported for the Eastern Papuan Basin.

There is significant variation across the sample set in the abundance of the 2(Alpha)-methylhopanes compared to hopanes (Table 5b), as shown by the cross-plot of C(31) 2(Alpha)Me/(C(31) 2(Alpha) Me+C(30)(Alpha)(Beta) hopane) versus C(32) 2(Alpha)Me/(C(32)2(Alpha)Me+C(31)(Alpha)(Beta) hopane) (Fig. 4). These ratios were found to be useful for distinguishing two families of solid bitumens in

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

the sandstone samples from the Subu wells, together with the fluid inclusion oil from Subu-1, the Puri-1 oil and the Bwata-1 condensate (George et al., 2003). The "Family A"

                                     [CHART]

Figure 4: Cross-plot of C(31) 2(Alpha)Me/(C(31)2(Alpha)Me+C(30)(Alpha)(Beta) hopane) versus C(32) 2(Alpha)Me/(C(32)2(Alpha)Me+C(31)(Alpha)(Beta) hopane). The two families refer to solid bitumens extracted from the sandstones in the Subu wells, the fluid inclusion oil from Subu-1, the Puri-1 oil and the Bwata-1 condensate (data shown as black dots: from George et al., 2003).

samples (low amounts of 2(Alpha)-methylhopanes) were suggested to have been derived from a Jurassic-age source rock that contained high amounts of terrestrial organic matter, and in particular coniferous organic matter. The origin of 2(Alpha)-methylhopanes is thought to be related to high prokaryotic source input (Summons and Jahnke, 1990). 2(Alpha)-methylhopanes are commonly found in high abundance in oils derived from source rocks deposited in calcareous environments. Thus the "Family B" solid bitumens were ascribed to having an origin from a calcareous source with a high proportion of prokaryotic and a low proportion of terrestrial organic matter input.

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The 513 m oil show with low 2(Alpha)-methylhopane/hopane ratios plots well within the cluster of Family A Subu samples (Fig. 4). The presence of significant amounts C(19) tricyclic terpane and C(24) tetracyclic terpane relative to C(23) tricyclic terpane may be consistent with the terrestrial organic matter input into the source rock of this sample. In these respects, the 513 m oil show may be similar to the Family A Subu samples. However, compared to Family A members of Subu samples, this oil show contains much less diterpanes. For these reasons, and based on the high extended tricyclic terpanes and 3(Beta)-methylhopanes in this oil show, a different and probable lacustrine source for this oil show is considered most likely.

The 614 m, 671 m, 790 m and 746 m oil shows have relatively higher 2(Alpha)-methylhopane/hopane ratios, and cluster around the Family B Subu population on the cross plot (Fig. 4). This indicates that these oil shows were produced from the same or a similar source as that which sourced the Family B solid bitumens and the fluid inclusion oil in the Subu wells. The 634 m, 753 m and 766 m oil shows with intermediate 2(Alpha)-methylhopane/hopane ratios appeared to be similar to the Family B (weak) Subu samples (CN377, CN405, CN540 and the Bwata-1 condensate) (George et al., 2003). These samples may have originated from mixed sources, or may be members of family B but with lower contents of 2(Alpha)-methylhopanes than the other samples.

3.6.5 Hopanes

Hopanes and moretanes were monitored using the m/z 191 mass chromatograms. MRM chromatograms were also run in order to examine the distribution of the C(27) to C(35) hopanes in greater detail and to provide a cleaner distribution with less interfering peaks that can complicate the interpretation of m/z 191 mass chromatograms. Various biomarker parameters related to source and maturity were calculated from the distribution of the terpanes in the SIM and MRM chromatograms and are shown in Tables 5a and 5b.

The ratio Tm/C(27)(Beta) is mainly controlled by maturity, and is most sensitive in the early part of the oil window, whereas the Ts/Tm ratio is both maturity and source controlled. The ratio Tm/C(27)(Beta) varies over a narrow range of 18 to 20.5 for the 513 m, 614 m, 634 m and 753 m samples indicating they have a similar oil window maturity. This ratio for the other samples could not be determined, due to the absence of C(27)(Beta), possibly because of its removal by thermal maturation. The Ts/Tm ratio for all the oil shows varies between 0.5 and 1.4, indicating that they have passed the early stage of oil generation window. The Ts/Tm ratios for the oil shows are similar to those found for the Family B solid bitumens (0.12 to 1.65) in the Subu wells, and are significantly lower than those for the

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Family A solid bitumens in the Subu wells (3-6) (George et al., 2003). This is consistent with the generation of the oil shows (except for 513 m) from the same or a similar source rock as the one from which the Family B solid bitumens in the Subu wells were derived.

The C(29)Ts/C(29)(Alpha)(Beta) hopane ratio varies between 0.20-0.31 for the Moose-2 oil show samples (Table 5a). Again, these ratios correlate with the Family B solid bitumens in the Subu wells, and are very different from the Family A solid bitumens (ratios 3.5-6; George et al., 2003).

Based on the 2(Alpha)-methylhopane/hopane ratios, the 513 m oil show appears to be similar to Family A Subu solid bitumens. However, the distribution of hopanes in this sample exhibit some similarities to the Family B solid bitumens in the Subu well, e.g., low abundances of the rearranged hopanes, including C(29) and C(30) diahopane, and the absence of the unidentified C(29)ss and C(30)ss rearranged hopanes. The other Moose-2 oil show samples are also characterised by lower abundances of the diahopanes and the unidentified C(29)ss and C(30)ss rearranged hopanes, as indicated by the C(29)*/(C29) (Alpha)(Beta) hopane ratios (0.12 to 0.14; Table 5a)), the C(30)*/C(30)(Alpha)(Beta) hopane ratios (0.30 to 0.56; Table 5a) and the C(30)ss rearranged hopane/C(30)(Alpha)(Beta) hopane ratios (0.04 to 0.16; Table 5b). These parameters suggest a less oxic and more clay-poor depositional environment than the source of the Subu Family A solid bitumens. In these respects, all the Moose-2 samples, including the 513 m oil show, correlate better with the Family B solid bitumens in the Subu wells. Previous work in Papua New Guinea has indicated that high abundances of diahopanes are characteristic of Jurassic, terrestrially-derived, oils (Waples and Wulff, 1996; George et al., 1997). Thus, low abundances of diahopanes in the Moose-2 oil shows are evidence against their origin from a Jurassic source rock.

Homohopane S/(S+R) maturity ratios for all the oil shows are either at or near the equilibrium values (Table 5b). The C(29) hopane (Alpha)(Beta)/((Alpha)(Beta)+(Beta)(Alpha)) and C(30) hopane(Alpha)(Beta)/((Alpha)(Beta)+(Beta)(Alpha)) ratios are mostly at or near equilibrium values (0.8-0.95) for the Moose-2 oil shows (Table 5b). This is indicative of a maturity level close to the peak stage of the oil generation window.

Homohopane proportions are similar for all the oil shows, except for the 513 m oil show in which the C(35) homohopanes are very large peaks, and are more abundant than the C(33) and C(34) homohopanes. The C(35)/(C(35)+C(34)) homohopane ratio for this sample (0.61) is higher than for the other samples, which vary between 0.44 and 0.53 (Table 5b), except for the 634 m oil show which has very low overall abundances. These values for the other samples are similar to those of the Family B solid bitumens in the Subu wells (Fig. 5). The abundant C(35) homohopanes in the 513 m oil show suggest this sample was derived from a source rock deposited under a highly reducing environment (possibly

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

either marine or lacustrine), as was also indicated by the presence of extended tricyclic terpanes.

                                     [CHART]

Figure 5: Cross-plot of C(35)/(C(35)+C(34)) homohopanes versus homohopanes/(C(30)(Alpha)(Beta) hopane). The two families refer to solid bitumens extracted from the sandstones in the Subu wells, the fluid inclusion oil from Subu-1, the Puri-1 oil and the Bwata-1 condensate (data shown as black dots, from George et al., 2003).

C(29)/C(30) hopane ratios (greater than or equal to) 1 for all the oil show samples, except for the 513 m and 660 m oil show, are indicative of their calcareous source, similar to that of the Family B solid bitumens in the Subu wells.

Oleanane is a biomarker for angiosperm input into the source rock. The 513 m sample contains significant amounts of oleanane (and/or lupane; see George et al., 1998; Nytoft et al., 2002). The oleanane/C(30)(Alpha)(Beta) hopane ratio =
0.26 (Table 5b), which provides an age

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

control on this sample of Cretaceous or younger (postdating the evolution of angiosperms). This indicates that it originated from a source rock different from that of the Jurassic sourced Family A members of the Subu solid bitumens. Low to moderate amounts of gammacerane was detected in the 614 m, 634 m, 753 m and 790 m oil show samples. Gammacerane is biomarker for either saline or stratified marine and nonmarine depositional conditions, and is commonly abundant in calcareous and evaporitic rocks (e.g. Moldowan et al., 1992). Therefore, the presence of gammacerane in these Moose-2 oil shows is consistent with the other hopane data, suggesting a suboxic, calcareous influenced marine source rock. However, this compound is either absent or below the detection limits in the 513 m, 660 m, 671 m, 746 m and 766 m oil shows.

Significant amounts of 28,30- and 29,30-bisnorhopanes were identified in the MRM runs of the 513 m, 614 m, 634 m and 753 oil shows. Higher relative amounts of 28,30-BNH are commonly associated with more reducing and less oxic depositional environments, whereas 29,30-BNH is commonly associated with calcareous source components (Subroto et al., 1991; Moldowan et al., 1992). The 28,30-BNH/C(30) (Alpha)(Beta) hopane and 29,30-BNH/C(30) (Alpha)(Beta) hopane ratios of these oil show samples indicate their affinity towards Family B solid bitumens in Subu wells. The presence of C(30) 30-norhopane is also consistent with the calcareous source.

25-Norhopanes, a series of biomarkers indicative of severe biodegradation, are absent in all the samples.

As was found for the Family B solid bitumens in the Subu wells (George et al., 2003), hopanes are more abundant in all the Moose-2 oil shows (sterane/hopane ratios <1: Table 5b) indicating significant prokaryotic input into their source rock, as is typical for marine, calcareous rocks.

In summary, hopane distributions are indicative of many similarities between most of the Moose-2 oil shows and the Family B solid bitumens in the Subu wells. The 513 m oil show, however, has similarities with both the Family A and Family B solid bitumens, and additionally has some biomarker distributions that are dissimilar to all the Subu solid bitumens. A suboxic lacustrine source rock with limited terrestrial organic matter input is suggested for this oil show.

3.7 STERANES AND DIASTERANES

Sterane distributions in the samples were monitored by SIM analyses using both the m/z 217 and m/z 218 mass chromatograms, while the diasteranes (rearranged steranes) were analysed using the m/z 217 and m/z 259 mass chromatograms. MRM chromatograms

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
were also run, in order to examine the distribution of the C(27) to C(30) steranes, diasteranes and methylsteranes in greater detail. The MRM data provided better quality data than the SIM data, due to co-elutions and some interfering contaminants in the SIM chromatograms. Sterane and diasterane ratios are reported in Tables 6a and 6b.

The commonly occurring series of C(27) to C(29) (Alpha)(Alpha)(Alpha) and (Alpha)(Beta)(Beta) steranes and (Beta)(Alpha) diasteranes were detected in the 513 m, 614 m, 634 m, 671 m, 753 m and 790 m oil shows. Carbon

Table 6a: Sterane and diasterane parameters for Moose-2 oil show samples.

                   Parameter                                                  CSIRO Code
                                                           ----------------------------------------------------       Calcula-
                                                           513m      614m     634m     671m*     753m     790m*        tion
--------------------------------------------------------   -----     -----    -----    -----     -----    -----       --------
C27 AlphaAlphaAlpha 20R (% of total C27 to C29
 AlphaAlphaAlpha 20R steranes)                             31.41     66.93    28.46    51.59     16.68    50.80          S217
C28 AlphaAlphaAlpha 20R (% of total C27 to C29
 AlphaAlphaAlpha 20R steranes)                             24.33     10.54    16.96    17.07     22.80    15.37          S217
C29 AlphaAlphaAlpha 20R (% of total C27 to C29
 AlphaAlphaAlpha 20R steranes)                             44.26     22.53    54.57    31.34     60.53    33.83          S217
C29 AlphaAlphaAlpha 20R  /C27
 AlphaAlphaAlpha 20R steranes                               1.41      0.34     1.92     0.61      3.63     0.67          S217
C28 AlphaAlphaAlpha 20R AlphaAlphaAlpha 20R steranes (%)    0.55      0.47     0.31     0.54      0.38     0.45          S217
C30/(C27+C28+C29) AlphaAlphaAlpha 20R steranes (%)          0.72      2.00     1.34     n.d.      1.72     n.d.          M
Terrestrial/marine index ((TM)I = C29 BetaAlpha
diasteranes/(C27 BetaAlpha diasteranes + C 30 BetaAlpha
C27 AlphaBetaBeta steranes 20S +R (% of total C27 to       32.97     30.97    31.73    28.91     22.19    30.21          S218
C29 AlphaBetaBeta 20R steranes in 218 SIM)
C28 AlphaBetaBeta steranes 20S +R (% of total C27 to       19.52     14.87    17.87    18.97     16.25    16.77          S218
C29 AlphaBetaBeta 20R steranes in 218 SIM)
C29 AlphaBetaBeta steranes 20S +R (% of total C27 to       47.51     54.16    50.41    52.12     61.56    53.02          S218
C29 AlphaBetaBeta 20R steranes in 218 SIM)
C27 steranes (% of total C27 to C29 regular steranes)      39.22     19.99    33.03    n.d.      22.35    n.d.            M
C28 steranes (% of total C27 to C29 regular steranes)      19.60     19.99    17.72    n.d.      21.75    n.d.            M
C29 steranes (% of total C27 to C29 regular steranes)      41.18     60.02    49.24    n.d.      55.90    n.d.            M
C27 BetaAlpha diasterane 20S +R (% of total C27 to         32.83     16.90    19.60    27.29     14.06    31.16          S259
C29 BetaAlpha 20S + R diasteranes in 259 SIM)
C28 BetaAlpha diasterane 20S +R (% of total C27 to         26.40     31.89    27.73    27.29     26.96    28.01          S259
C29 BetaAlpha 20S + R diasteranes in 259 SIM)
C29 BetaAlpha diasterane 20S +R (% of total C27 to         40.77     51.20    52.67    45.41     58.98    40.83          S259
C29 BetaAlpha 20S + R diasteranes in 259 SIM)

                                                           continued in Table 6b

Sterane and diasterane abbreviations are listed in Table A2. Ratios were calculated from MRM data (M) or SIM data (S). The transition used for SIM data is indicated. * = All the ratios of these samples were calculated from the relevant extracted ion chromatograms of the full scan run.

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number distributions of the steranes are variable throughout the sample set
(Tables 6a and 6b). Based on (Alpha)(Alpha)(Alpha) (S+R) and (Alpha)(Beta)(Beta) (S+R) steranes, carbon number distributions follow the trend of C(29)>C(27)>C(28) but based on (Beta)(Alpha) (S+R) diasteranes follows the trend of C(29)>C(28)>C(27). Considering that biodegradation of steranes favours C(27) >C(28)>C(29) (Peter and Moldowan, 1993), these carbon number distributions of the Moose-2 oil shows are indicative of their origin from a marine source rock containing substantial inputs of terrestrial organic matter.

Table 6b: Sterane and diasterane parameters for Moose-2 oil show samples (continued from Table 6a).

                           Parameter                                                  CSIRO Code
                                                                     ----------------------------------------  Calcula-
                                                                     513m   614m   634m  671m*    753m  790m*   tion
------------------------------------------------------------------   ----   ----   ----  -----    ----  ----- --------
C27 BetaAlpha diasteranes/(AlphaAlphaAlpha+AlphaBetaBeta steranes)   0.46   2.36   1.68   n.d.    1.58   n.d.    M
C28 BetaAlpha diasteranes/(AlphaAlphaAlpha+AlphaBetaBeta steranes)   0.39   2.31   2.44   n.d.    1.55   n.d.    M
C29 BetaAlpha diasteranes/(AlphaAlphaAlpha+AlphaBetaBeta steranes)   0.33   1.87   1.71   n.d.    1.29   n.d.    M
C27+C28+C29 BetaAlpha diasteranes/(AlphaAlphaAlpha+AlphaBetaBeta
steranes)                                                            0.39   2.06   1.83   n.d.    1.41   n.d.    M
C27 AlphaAlphaAlpha 20S /(20S +20R )                                 0.54   0.59   0.58   0.34    0.56   0.27    M
C28 AlphaAlphaAlpha 20S /(20S +20R )                                 0.51   0.59   0.55   n.d.    0.57   n.d.    M
C29 AlphaAlphaAlpha 20S /(20S +20R )                                 0.43   0.47   0.50   0.51    0.47   0.41    M
C29 AlphaAlphaAlpha 20S /20R                                         0.74   0.90   1.02   1.05    0.88   0.71    M
C29 AlphaAlphaAlpha                                                  0.72   0.80   0.86   0.88    0.79   0.70    M
Vitrinite reflectance equivalent from
20S /20R (Sofer et al. , 1993)
C27 AlphaBetaBeta /(AlphaBetaBeta+AlphaAlphaAlpha )                  0.51   0.40   0.46   n.d.    0.43   n.d.    M
C28 AlphaBetaBeta/(AlphaBetaBeta+AlphaAlphaAlpha)                    0.57   0.45   0.52   n.d.    0.49   n.d.    M
C29 AlphaBetaBeta/(AlphaBetaBeta+AlphaAlphaAlpha)                    0.62   0.58   0.56   0.62    0.52   0.60    M
C29 BetaAlpha diasterane 20S /(20S +20R ) (MRM)                      0.60   0.65   0.60   n.d.    0.57   n.d.    M
C29 BetaAlpha diasterane 20S /(20S +20R ) in 259 SIM                 0.60   0.55   0.55   0.55    0.56   0.57    S259
NDR (24-nor/(24-nor+27-nor) nordiacholestanes                        0.32   0.30   0.28   n.d.    0.27   n.d.    M
NCR (24-nor/(24-nor+27-nor) norcholestanes                           0.44   0.41   0.44   n.d.    0.44   n.d.    M
C26 steranes: 21-nor/(21-nor+AlphaAlphaAlpha 20R 24- nor)            0.55   0.45   0.51   n.d.    0.42   n.d.    M
C26 steranes: 21-nor/(21-nor+AlphaAlphaAlpha 20R 27- nor)            0.50   0.42   0.62   n.d.    0.40   n.d.    M

Sterane and diasterane abbreviations are listed in Table A2. Ratios were calculated from MRM data (M) or SIM data (S). The transition used for SIM data is indicated. n.d. = not determined. * = All the ratios of these samples were calculated from the relevant extracted ion chromatograms of the full scan run.

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In contrast to the Family B solid bitumens in the Subu wells, diasteranes are much more abundant than steranes in the Moose-2 oil shows from the 614 m, 634 m, and 790 m depth intervals, as indicated by the diasterane/sterane ratios >1 for all the carbon numbers (Table 6b). It is possible that preferential removal of more susceptible steranes by biodegradation may have produced these higher ratios. Another alterative is that the greater diasterane content is caused by high maturity of these Moose- 2 oil shows than the Family B solid bitumens in the Subu wells (although this possibility is not supported by other sterane maturity parameters; see below). Diasterane/sterane ratios for the 513 m oil show are much lower (<0.5) for all carbon numbers and similar to those of the Family B solid bitumens in the Subu wells, consistent with its origin from a suboxic, clay-poor source rock.

Significant amounts of C(30) steranes and diasteranes were identified in the 513 m, 614 m, 634 m and 753 m oil shows (Table 6a), indicating variable proportions of marine derived organic inputs into their source rocks. The 513 m oil show has a relatively lower C(30)/(C(27)+C(28)+C(29)) (Alpha)(Alpha)(Alpha) 20R sterane ratio (2.4), whilst the 614 m, 634 m and 753 m oil shows have higher C(30)/(C(27)+C(28)+C(29)) (Alpha)(Alpha)(Alpha) 20R sterane ratios (>5), similar to those of the Family B solid bitumens in Subu wells (George et al., 2003). Based on these data, the 513 m oil show may have a mixed source, with a contribution from a marine calcareous source rock (as for the Family B solid bitumens in the Subu wells), as well as the possible lacustrine source.

The C(27) - C(29) (Alpha)(Alpha)(Alpha) 20S/(20S+20R) sterane ratios are either at or close to equilibrium for all the Moose-2 oils shows, and indicate some differences in thermal maturities among the samples (Table 6b). Using an equation from Sofer et al. (1993), a vitrinite reflectance equivalent (VRE) can be calculated from the C(29) (Alpha)(Alpha)(Alpha) steranes 20S/20R ratio. This indicates variable maturities (0.70-0.88% in VRE), in the early to peak stages of the oil generation window (Table 6b). This observation is corroborated by the C(27)-C(29) (Alpha)(Beta)(Beta)/((Alpha)(Beta)(Beta)+(Alpha)(Alpha)(Alpha)) sterane ratios for the 513 m, 614 m, 634 m oil shows, which allow slightly more differentiation of the sample set based on thermal maturities, because these ratios only reach equilibrium at higher maturities (Fig. 6). Such a variation in maturities may be indicative of the migration of mature thermogenic oil into these rock sections and subsequent mixing with some indigenous hydrocarbons of slightly lower maturities. However, these levels of early to mid oil window maturities of the Moose-2 oil shows are similar to many of those of the solid bitumens from Subu area.

The 513 m, 614 m, 634 m and 753 m oil shows contain significant amounts of C(26) steranes (norcholestanes) and diasteranes (nordiacholestanes) (Appendix Figs. *14a). These compounds have been suggested as age-diagnostic biomarkers (Holba et al.,

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

1998a, b). Apart from the 21-norcholestane isomer (peak 9), which may increase in relative abundance with maturity, there are two main series of norcholestanes and nordiacholestanes. The 27-nor series (peaks 3,4,10-13) is dominant in older rocks, whereas in Cretaceous and Tertiary rocks the 24-nor series (peaks 1,2,5-8) becomes more abundant (Holba et al., 1998a, b). Two ratios, the NDR (nordiacholestanes ratio) and the NCR (norcholestanes ratio), quantify this (Table 6b). NDR values above a threshold of

                                     [CHART]

Figure 6: Cross-plot of C(27) sterane
(Alpha)(Beta)(Beta)/((Alpha)(Beta)(Beta)+(Alpha)(Alpha)(Alpha)) versus C(29) sterane (Alpha)(Beta)(Beta)/((Alpha)(Beta)(Beta)+(Alpha)(Alpha)(Alpha)) ratios.
The family refers to solid bitumens extracted from the sandstones in the Subu wells (data shown as black dots, from George et al., 2003).

0.25 and NCR values above a threshold of 0.35 are consistent with Cretaceous or younger rocks. NDR values above a threshold of 0.5 and NCR values above a threshold of 0.6 are consistent with Tertiary rocks. The NDR ratios for the Moose-2 oil shows vary between 0.27-0.32, and the NCR ratios for the oil shows vary between 0.41-0.44. These values therefore indicate that the oil shows contain C(26) steranes derived principally from Cretaceous or younger strata. This observation is corroborated by the presence of oleanane in the 513 m oil show.

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3.8  AROMATIC HYDROCARBONS

Eight major classes of aromatic hydrocarbons were monitored to assess variations in thermal maturity and to characterise source-related geochemical parameters. These compound classes were the alkylbenzenes, alkylnaphthalenes, alkylphenanthrenes, alkylbiphenyls, alkylfluorenes, alkylpyrenes, alkylfluoranthenes and alkyldibenzothiophenes. All chromatograms are included in the appendices. A wide variety of source and maturity related parameters were calculated from the integrated SIM mass chromatograms and are reported in Tables 7a and 7b. Abbreviations for aromatic hydrocarbons are defined in Appendix Table A3.

3.8.1 Overall aromatic hydrocarbon composition

Almost all classes of aromatic compounds were identified in five of the oil shows (513 m, 614 m, 634 m, 671 m and 753 m). These compounds have been mostly or completely removed by biodegradation from the other oil shows. The overall aromatic hydrocarbon compositions of the Moose-2 samples are shown in Figure 7. All the samples contain low amounts of alkylbenzenes but strongly dominant amounts of phenanthrene and alkylphenanthrenes. The 671 m oil show also contains high amounts of alkylnaphthalenes and significant amounts of dibenzothiophenes.

3.8.2 Alkylbenzenes

Alkylbenzenes, including the xylenes, trimethylbenzenes and tetramethylbenzenes, were detected in four oil shows (see Appendix Figs. *16). These compounds are in such low abundance in some samples (634 m and 753 m) that their distribution is not interpretable. Low abundances of alkylbenzenes may be due to partial evaporative loss during sample work-up, or to the effects of water washing and/or biodegradation.

There are at least two potential controls on the distribution of alkylbenzenes. Firstly, some isomers may be more thermally stable than others, so maturity-dependent ratios can be configured (TMBI-1, TMBI-2, MEBI-1, TeMBI-x, TeMBI-y; Table 7a). A second control on alkylbenzene distributions is biodegradation. Moderate biodegradation of oils has been shown to result in the preferential retention of 1,2,3-trimethylbenzene and 1,2,3,4-tetramethylbenzene relative to other trimethylbenzene and tetramethylbenzene isomers (George et al., 2002b). More extensive biodegradation results in the removal of all alkylbenzenes. The Moose-2 oil show samples where alkylbenzenes could be

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Table 7a: Aromatic hydrocarbon parameters of Moose-2 oil show samples.

                           Parameters                                                           CSIRO Code
---------------------------------------------------------------------     -------------------------------------------------
                                                                          513m     614m     634m     671m     753m     790m
TMBI-1 (1,3,5-TMB/[1,3,5-TMB+1,2,3-TMB])                                   n.d.     0.38     0.51     n.d.     0.50    n.d.
TMBI-2 (1,2,4-TMB/[1,2,4-TMB+1,2,3-TMB])                                   n.d.     0.81     0.78     n.d.     0.79    n.d.
MEBI-1 (1M3EB+1M4EB)/(1M3EB+1M4EB+1M2EB)                                   n.d.     0.88     0.78     n.d.     0.82    n.d.
TeMBI-x (1,2,3,5-TeMB/[1,2,3,5-TeMB+1,2,3,4-TeMB])                         0.48     0.54     0.45     n.d.     0.45    n.d.
TeMBI-y (1,2,4,5-TeMB/[1,2,4,5-TeMB+1,2,3,4-TeMB])                         n.d.     0.55     0.31     n.d.     0.16    n.d.
Methylnaphthalene ratio (MNR: 2-MN/1-MN)                                   1.61     1.64     2.34     0.70     1.70    n.d.
Naphthalene/? methylnaphthalenes                                           0.20     0.70     0.34     0.07     0.68    n.d.
Ethylnaphthalene ratio (ENR: 2-EN/1-EN)                                    2.52     0.01     2.84     n.d.    13.05    n.d.
DNR-1 ([2,6-+2,7-DMN]/1,5-DMN)                                             6.19     1.65    27.65     n.d.     1.10    n.d.
DNR-x ([2,6-+2,7-DMN]/1,6-DMN)                                             1.34     1.03     2.59     n.d.     1.12    n.d.
DNR-y ([2,6-+2,7-DMN]/[2,6-+2,7-DMN+1,3+1,7-DMN])                          0.49     0.41     0.59     n.d.     0.45    n.d.
DNR-z (1,5-/[1,5-+1,2-DMN])                                                0.32     0.67     0.16     n.d.     0.71    n.d.
TNR-1 (2,3,6-TMN/[1,4,6-+1,3,5-TMN])                                       1.01     1.12     3.10     1.06     1.85    n.d.
TNR-2 ([2,3,6-+1,3,7-TMN]/[1,4,6-+1,3,5-+1,3,6-TMN])                       1.29     0.90     1.86     0.81     1.52    n.d.
TNRs ([1,3,7-+2,3,6-TMN]/1,3,6-TMN)                                        2.83     2.38     2.93     1.39     3.71    n.d.
TNR-x (1,2,5-TMN/[1,2,5-+1,2,4-+1,2,3-TMN])                                0.57     0.53     0.80     0.66     0.58    n.d.
DBR (1,6-DMN/1,5-DMN)                                                      4.61     1.60    10.65     n.d.     0.98    n.d.
TBR (1,3,6-TMN/1,2,4-TMN)                                                  7.57     1.11    14.58     8.77     1.43    n.d.
TeBR2 (1,2,6,7-TeMN/1,2,3,7-TeMN)                                          3.16     n.d.     3.56     2.03     5.15    n.d.
1,3,6-TMN/1,3,7-TMN                                                        0.62     1.84     0.88     1.59     0.95    n.d.
Log (1,2,5-TMN/1,3,6-TMN)                                                 -0.37     0.04    -0.08    -0.40     0.26    n.d.
Log (1,2,7-TMN/1,3,7-TMN)                                                 -0.86    -0.20    -0.55    -0.57     0.55    n.d.
TeMNR-1 (2,3,6,7-TeMN/1,2,3,6-TeMN)                                        2.18     n.d.     1.27     0.91     0.71    n.d.
TeMNR-2 (1,2,5,6+1,2,3,5-TeMN)/1,2,3,6-TeMN                                3.67     n.d.     5.24     2.09     3.82    n.d.
TMNr (1,3,7-TMN/[1,3,7-+1,2,5-TMN])                                        0.79     0.33     0.58     0.61     0.37    n.d.
TeMNr (1,3,6,7-TeMN/[1,3,6,7+1,2,5,6-TeMN])                                0.69     n.d.     0.50     0.73     0.41    n.d.
PMNr (1,2,4,6,7-PMN/[1,2,4,6,7+1,2,3,5,6-PMN])                             0.31     n.d.     0.15     0.70     0.14    n.d.
HPI (Higher plant index) ([Retene + Cadalene + IP-iHMN]/1,3,6,7-TeMN)      0.18     n.d.     1.80     0.15     n.d.    n.d.
% IP-iHMN (of total Retene + Cadalene + IP-iHMN)                          16.52     n.d.     5.98     100      n.d.    n.d.
% Cadalene (of total Retene + Cadalene + IP-iHMN)                          n.d.     n.d.     n.d.     n.d.     n.d.    n.d.
% Retene (of total Retene + Cadalene + IP-iHMN)                           83.48     n.d.     94.02    n.d.     n.d.    100

                                                      -----continued in Table 7b

TMBI = trimethylbenzene index, MEBI = methylbenzene index, TeMBI = tetramethylbenzene index, DNR = dimethylnaphthalene ratio; TNR = trimethylnaphthalene ratio; TeMNr = tetramethylnaphthalene ratio; PMNr = pentamethylnaphthalene ratio. For compound abbreviations see Table A3. n.d. = not determined. All ratios were calculated from the relevant extracted ion chromatograms of the full scan run of aromatic hydrocarbon fractions (Samples:
513 m, 614 m, 634 m and 753 m) or EOM (Samples: 671 m and 790 m).

positively identified (513 m, 634 m, and 753 mm) have alkylbenzene distributions dominated by 1,2,3-trimethylbenzene and/or 1,2,3,4-tetramethylbenzene relative to other trimethylbenzene and tetramethylbenzene isomers. This is evidence that the alkylbenzenes in these samples have been affected by biodegradation.

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Table 7b: Aromatic hydrocarbon parameters of Moose-2 oil show samples (continued
from Table 7a).

                        Parameter                                                      CSIRO Code
                                                             ----------------------------------------------------------
                                                              513m     614m      634m          671m      753m      790m
----------------------------------------------------------   -----   ------     -----         -----     -----     -----
Methylphenanthrene index (MPI-1)                              1.55     2.03      1.31          0.78      1.03      0.71
=1.5*[3-MP+2-MP]/[P+9-MP+1-MP])
Calculated vitrinite reflectance %Rc (MPI-1)                  1.33     1.62      1.19          0.87      1.02      0.83
0.6*MPI-1+0.4 (for Ro <1.35), from Radke and Welte, 1983
Methylphenanthrene distribution fraction (MPDF)               0.54     0.63      0.63          0.48      0.55      0.42
=(3-MP+2-MP)/ (E) MPs)
1-MP/9-MP                                                     0.44     0.81      0.58          0.94      0.64      0.96
log (1-MP/9-MP)                                              -0.35    -0.09     -0.23         -0.03     -0.20     -0.02
Methylphenanthrene ratio (MPR)=2-MP/1-MP                      2.10     1.89      2.03          1.17      1.73      0.93
Calculated vitrinite reflectance %Rc (MPR)                    1.26     1.21      1.24          1.01      1.18      0.91
=0.99*log MPR+0.94, from Radke et al., 1984
Dimethylphenanthrene ratio (DPR) = (3,5-+2,6-DMP+2,7-DMP)/    0.48     0.34      0.44          0.24      nd        0.32
(1,3-+3,9-+2,10-+3,10-DMP+1,6-+2,9-+2,5-DMP)
Log (1,7-DMP/1,3-+3,9-+2,10-+3,10-DMP)                       -0.45    -0.78     -0.51         -0.55      nd       -0.78
DPR-x (1,7-DMP/1,7-+1,3-+3,9-+2,10-+3,10-DMP)                 0.26     0.14      0.23          0.22      nd        0.14
Log (Retene/9-MP)                                            -1.36     nd       -0.17          nd        nd       -0.32
Fluoranthene/(fluoranthene + pyrene)                          0.22     nd        0.26          0.31      nd        nd
Methylpyrene index (MPyI2)=2-MPy/1-+4-MPy                     0.41     nd        0.45          0.30      nd        nd
from Garrigues et al., 1988
3-MBp/Bp                                                      2.08     2.57      2.56          nd        2.57      nd
Methylbiphenyl ratio (MBpR)=3-MBp/2-MBp                      51.99    46.84     76.51          nd       58.89      nd
3-MBp/4-MBp                                                   2.17     2.16      2.60          nd        2.58      nd
Dimethylbiphenyl ratio (DMBpR-x)=3,5-DMBp/2,5-DMBp           15.79    32.19     34.72          nd       50.70      nd
Dimethylbiphenyl ratio (DMBpR-y)=3,3'-DMBp/2,3'-DMBp         42.39    29.41     79.08          nd       30.09      nd
Phenanthrene/dibenzothiophene                                 6.24     6.89     12.66          2.32     18.62     11.66
Dibenzothiophene/phenanthrene                                 0.16     0.15      0.08          0.43      0.05      0.09
Methyldibenzothiophene ratio (MDR)=4-MDBT/1-MDBT              5.21     2.35      6.02          2.70      4.43      nd
Calculated vitrinite reflectance %Rc (MDR)                    0.89     0.68      0.95          0.71      0.83      nd
=0.073*MDR+0.51, from Radke, 1988
Dimethyldibenzothiophene Ratio (DMDR)                         0.70     nd        0.78          nd        nd        nd
=4,6-DMDBT/3,6-+2,6-DMDBT
Dibenzothiophene/1,3,6,7-TeMN                                 0.20     nd        0.51          1.50      0.60      nd
Dibenzothiophene/1,2,5,6-+1,2,3,5-TeMN                        0.45     nd        0.50          4.04      0.42      nd

For compound abbreviations see Table A3.

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                                    [CHART]

 Figure 7: Normalised aromatic hydrocarbon compositions of the Moose-2 samples.

3.8.3  Alkylnaphthalenes

Alkylnaphthalenes provide information on the thermal maturity, biodegradation history and source characteristics of the samples analysed.

Biodegradation favours less alkylated isomers, those with (Beta)-substitution patterns, and those with a 1,6-substitution pattern, whereas aromatic hydrocarbons with methyl groups on adjacent positions and with greater alkylation are more resistant to biodegradation (Volkman et al., 1984; Fisher et al., 1998). Alkylnaphthalene distributions in the 513 m, 614 m, 634 m, 671 m and 753 m oil shows display an increasing abundance of compounds with increasing degree of alkylation (i.e. trimethylnaphthalenes>

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dimethylnaphthalenes> methylnaphthalenes, Fig. 7), reduced abundances of
1,6-dimethynaphthalenes and increased abundances of 1,2-dimethylnaphthalenes relative to other isomers. These are indicative of various levels of biodegradation of the Moose-2 oil show samples. The ENR of these samples are low (<3, except for 753 m), likely due to preferential removal of 2-ethylnaphthalene by biodegradation, and retention of 1-ethylnaphthalene (Volkman et al., 1984). For the same reasons the methylnaphthalene ratios (MNR) of these samples are also low (<3).

Fisher et al. (1998) suggested the dimethylnaphthalene biodegradation ratio
(DBR) as a way of monitoring preferential loss of 1,6-dimithylnaphthalene due to biodegradation. This parameter varies over a wide range for the sample set (Table 7a) with DBR values from 0.98 for the 753 m to 10.6 for the 634 m oil show. The higher values (>4) may reflect an additional thermal maturity control on this ratio. The two samples with DBR values <1.6 have had their dimethylnaphthalene distributions significantly altered, and based on data in Fisher et al. (1998) have been biodegraded to at least level 3 (moderate). Two other biodegradation ratios (TBR and TeBR2) can be used to assess the effect of biodegradation on trimethylnaphthalenes and tetramethylnaphthalenes, respectively (Fisher et al., 1998). Note that the TeBR2 ratio used here is different from the original TeBR defined by Fisher et al. (1998), because 1,3,5,7-tetramethylnaphthalene was not identified unambiguously in this study. TeBR2 is expected to behave in the same way as was TeBR. TBR values for the sample set varies between 1.1 and 14.6. The higher values (>8) may reflect thermal maturity control. The three other samples from the 513 m, 614m and 753 m with TBR values between 1.1 and 7.5, based on data in Fisher et al. (1998) have been biodegraded to a level of 3 to 5 (moderate to severe). TeBR2 values do not exhibit significant signs of alteration of tetramethylnaphthalenes by biodegradation in any samples.

The alkylbenzene and alkylnaphthalene biodegradation parameters are consistent with the data from the aliphatic hydrocarbons, which showed most biodegradation in the 614 m, 641.5 m and 753 m samples.

The MNR (0.7 to 2.3), ENR (0.01 to 13.1) and DNR-1 (1.1 to 27.7) of the Moose-2
samples vary over a wide range, indicating significant effects of biodegradation on these thermal maturity ratios. However, the TMNr (0.33 to 0.79) and TeMNr (0.41 to 0.73) values for these samples vary over relatively narrow ranges, indicating less influence of biodegradation on these ratios. These two ratios are consistent with various biomarker ratios (see Sections 3.6 and 3.7), and indicate an early to peak stage of oil window maturity (van Aarssen et al., 1999) for most of the Moose-2 oil show samples, similar to many of the solid bitumens from the Subu wells (Fig. 8).

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Other alkylnaphthalene ratios provide information on source. The ratio
(1,2,5-TMN/1,3,6-TMN) increases with greater input from higher plants (Strachan et al., 1988), although clearly this ratio is also influenced by maturity, with low maturity samples containing greater amounts of 1,2,5-TMN which is a precursor compound (van Aarssen et al., 1999). The ratio (1,2,7-TMN/1,3,7-TMN) increases with greater input from angiosperms (Strachan et al., 1988), and thus is often high in samples with high oleanane. The cross-plot of the logs of these ratios is shown in Fig. 9, with boundaries on this trimethylnaphthalene graph taken from Strachan et al. (1988). The ratio (1,2,7-TMN/1,3,7-TMN) is high for both the 614 m and 753 m samples, reflecting relatively greater inputs from angiosperm derived organic matter; however, the slightly higher (1,2,5-TMN/1,3,6-TMN) ratio for 753 m may be indicative of its lower maturity. Interestingly, oleanane was not detected in either of these two samples. The 513 m, 634 m and 671 m oil show samples have these two ratios in the lower left quadrant, meaning no clear evidence for angiosperm organic matter input, despite the detection of oleanane and/or lupane in the 513 m sample.

                                     [GRAPH]

Figure 8: Cross-plot of the trimethylnaphthalene ratio versus the tetramethylnaphthalene ratio. The data from the Subu wells are shown as black dots (from George et al., 2003).

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                                    [GRAPH]

Figure 9: Cross-plot of log (1,2,7-TMN/1,3,7-TMN) versus log (1,2,5-TMN/ 1,3,6-TMN). The boundaries on this trimethylnaphthalene graph are taken from Strachan et al. (1988). The data from the Subu wells are shown as black dots (from George et al., 2003).

The higher plant index (HPI) varies from 0.15 to 1.8 for the 513, 634 and 671 m oil shows (Table 7a). The higher plant fingerprint (varying proportions of retene + cadalene + IP-iHMN; Table 7a) shows that these samples contain dominantly retene, not cadalene. Retene is likely to be resin-derived, and this evidence corroborates the presence of 4(Beta)(H)-19-isopimarane and isopimarane in some of the Moose-2 oil show samples, which are also resin-derived compounds.

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3.8.4 Alkylphenanthrenes

The cross plots of methylphenanthrene index (MPI-1) vs the methylphenanthrene distribution fraction (Fig. 10) and the methylphenanthrene ratio vs the dimethylphenanthrene ratio (Fig. 11) displays some differences in molecular maturities of the Moose-2 samples: the shallower 513 m, 614 m, 634 m oil show samples are more mature than the relatively the deeper 671 m and 790 m samples, indicating the mixing of variable amounts of less mature indigenous hydrocarbons into these deeper samples. Calculated reflectance (R(c)) from MPI-1 is 0.83 to 1.33% (except for one sample) for the Moose-2 samples, which is significantly higher than the maturities estimated from the other aromatic and biomarker maturity parameters. This enhancement may have been caused from the preferential removal of the more susceptible phenanthrene by biodegradation and/or water washing, although it also may simply reflect the lack of universal applicability of the different calibrations.

                                    [GRAPH]

Figure 10: Cross-plot of methylphenanthrene index 1.5*[3-MP+2-MP]/ [P+9-MP+1-MP]) versus methylphenanthrene distribution fraction((3-MP+2-MP)/MPs). The data from the Subu wells are shown as black dots (from George et al., 2003).

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                                    [GRAPH]

Figure 11: Cross-plot of methylphenanthrene ratio (2-MP/1-MP) versus dimethylphenanthrene ratio (3,5-+2,6-DMP+2,7-DMP)/
(1,3-+3,9-+2,10-+3,10-DMP+1,6-+2,9-+2,5-DMP). The data from the Subu wells are shown as black dots (from George et al., 2003).

Three alkylphenanthrene ratios can be used to assess the degree of contribution of coniferous organic matter into a rock, in particular Araucariaceae input (Alexander et al., 1988). These are 1-MP/9-MP, retene/9-MP and 1,7-DMP/(1,3-+3,9-+2,10-+3,10-DMP) (Table 7). The majority of the Moose-2 samples have values for the logs of these ratios below the threshold suggested by Alexander et al. (1988). This is evidence against any coniferous organic matter input. This observation, however, is inconsistent with the presence of relatively smaller amounts of retene and 4(Beta)(H)-19-isopimarane and isopimarane in some of these oil show samples, which are believed to be resin-derived compounds (Section 3.6.2), and may reflect different diagenetic pathways.

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3.8.5 Alkylbiphenyls

Alkylbiphenyls provide information about thermal maturity (Alexander et al., 1986, although these ratios may only be sensitive to variations in the upper part of the oil window (George and Ahmed, 2002). There are rather low amounts of the ortho-substituted 2-MBp and dimethylbiphenyls in the oil show samples, suggesting a higher maturity (e.g. Cumbers et al., 1987). However, the methylbiphenyl ratio and two dimethylbiphenyl ratios (Table 7a) are much higher than those expected from the maturation levels estimated from the biomarker and other aromatic maturity parameters. So it is likely that the alkylbiphenyl ratios are insensitive to maturity variations in Moose-2 well. Therefore, as for the Moose-1 (George et al., 2004) and Subu well (George et al., 2003) works, these ratios are not considered to be effective tools for this sample set.

3.8.6 Alkyldibenzothiophenes

Alkyldibenzothiophenes can be used as thermal maturity markers; two ratios (MDR and DMDR) are defined in Table 7b. Although, these ratios were not useful for determining thermal maturities in the Subu (George et al., 2003) and Moose-1 (George et al., 2004) wells, they do provide reliable estimates of maturities for the Moose-2 samples. The MDR values of Moose-2 samples vary between 2.4 and 6.0, and based on a calibration of MDR to vitrinite reflectance (Radke, 1988), VRE values for these samples are 0.71-0.89%, which are consistent with the maturities estimated from the other ratios derived from the biomarker and aromatic compounds.

The relative abundances of sulphur compounds can be estimated from the dibenzothiophene to phenanthrene and tetramethylnaphthalene ratios (Table 7b). The DBT/P ratios (0.05 - 0.43) of the Moose-2 oil shows are similar to those of the Family B solid bitumens (0.06 - 0.23) but higher than those of the Family A solid bitumens (0.01 - 0.12) of Subu area (George et al., 2003), indicating that the source rock of the Moose-2 samples, like those of the Family B solid bitumens, had a high sulphur content. The DBT/1,3,6,7-tetra-methylnaphthalene ratios (0.20 - 1.50) of the Moose-2 samples are also indicative of the significant inputs of the sulfur compounds into their source rocks.

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4 INTERPRETATION

4.1 SECONDARY ALTERATION INFORMATION

The overall composition of the aliphatic and aromatic hydrocarbon compounds of the ten Moose-2 oil show samples can be visualised on the GC traces and TICs of their EOM (Appendix Figures *1). These demonstrate that these samples have undergone different levels of secondary alteration by biodegradation. Effects of secondary processes such as biodegradation are usually readily apparent in the distribution of the straight-chained hydrocarbons, as these are generally the first compound class removed by microbial activity (Volkman, et al., 1984). The n-alkanes distribution patterns of the 10 oil show samples clearly demonstrate their alteration to different extent by different levels of biodegradation (Appendix Figures *1). The 614 m, 614.5 m and 753 m samples are the most biodegraded among this sample set, which is indicated by the presence of very large UCM humps with relatively much lesser amounts of C(15) to C(27) n-alkanes. These distribution patterns indicate a biodegradation of level 4 or higher when compared with the 1 (least degraded) to 9 (most degraded) level scale of Volkman et al. (1984). The 513 m, 671 m, 746 m, 766 m and 790 m samples shows the presence of large UCM hump with a reduced amount of n-alkanes over the entire range, indicating a minor biodegradation of level 3 or higher. On the other hand 634 m and 660 m samples with minor UCM humps and abundant n-alkanes may have undergone a very minor biodegradation of level 2.

The aromatic hydrocarbon distributions (Appendix Figures *2) for the 614 m and 753 m samples demonstrate the near complete removal of almost all the aromatic compounds and the presence of large UCM humps. As suggested by Fisher et al.
(1998), this is consistent with their relatively higher level of biodegradation. The 513 m and 634 m samples show the removal of the more susceptible low molecular weight aromatic compounds but the presence of a significant amount of the less susceptible high molecular weight alkylnaphthalenes and alkylphenanthrenes, indicating their alteration by a relatively lower level of biodegradation. Only four (513 m, 614 m, 634 and 753 m) out of 10 oil show samples have been fractionated into aliphatic and aromatic hydrocarbons, and analysed in detail for biomarker distributions (both SIM and MRM). Accordingly, direct comparison among the ten samples with respect to the effects of biodegradation on the aromatic hydrocarbons and biomarkers could not be established.

4.2 SOURCE CHARACTERISTICS

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The Moose-2 oil shows, with the probable exception of the 513 m sample, exhibit source characteristics similar to those exhibited by the Family B solid bitumens and the fluid inclusion oil in the Subu wells. The "Family B" solid bitumens were ascribed to having an origin from a calcareous source with a high proportion of prokaryotic and a low proportion of terrestrial organic matter input. On the other hand "Family A" solid bitumen are thought to have been derived from a clay-rich, marine source rock low in sulphur, which had significant input of terrestrial organic matter and was deposited in an oxic depositional environment (George et al., 2003).

The characteristics of the Moose-2 oil shows (except the 513 m sample) that are similar to the calcareous source of the Family B samples are:

      -     the high relative abundance of 2(Alpha)-methylhopanes,

      -     the high relative abundance of 30-norhopanes,

      -     the high C(29)/C(30) (Alpha)(Beta) hopane ratios,

      - the low content of rearranged hopanes including low Ts/Tm and C(29)Ts/C(29)(Alpha)(Beta) hopane ratios,

      -     the high relative abundance of aromatic sulphur compounds, and

      - the lack of a significant terrestrial signature in the terpanes, diterpanes, or aromatic hydrocarbons.

The NDR and NCR ratios indicate an age of Cretaceous or younger for these samples.

However, unlike the Family B solid bitumens, these samples have relatively higher proportions of rearranged steranes, as indicated by the higher diasterane/sterane ratios. This might have been caused by the preferential removal of more susceptible steranes (compared to diasteranes) by biodegradation, or by a higher maturity. In addition, C(30)*/C(30) (Alpha)(Beta) hopane ratios of these samples are slightly higher than those of the Family B solid bitumens, which again could be due to a higher maturity, or these may have been introduced by mixing with traces of non-indigenous Family A oil or less mature indigenous hydrocarbons from the migration pathway.

The 513 m oil show sample, however, exhibits mixed source signatures: like the Family B members it has low amounts of coniferous organic matter; low abundances of the rearranged hopanes, including C(29) and C(30) diahopane; the absence of the unidentified C(29)ss. and C(30)ss. rearranged terpanes; low sterane/hopane and diasteranes/steranes ratios; and high relative abundance of sulphur compounds. On the other hand, this sample exhibits some features similar to Jurassic-sourced Family A solid bitumens in the Subu

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


well: lower abundances of 2(Alpha) methylhopanes and a lower C(30)/(C(27)+C(28)+C(29)) (Alpha)(Alpha)(Alpha) 20R sterane ratio. It contains oleanane providing an age control on this sample of Cretaceous or younger age, after the evolution of angiosperm flowering plants. The NDR and NCR also indicate similar age for this sample. Other notable biomarker signatures include the abundance of C(35) homohopanes and the presence of significant amounts of extended tricyclic terpanes, which indicate a highly reducing environment (possibly either marine or lacustrine) with algal and/or bacterial organic matter inputs, and the abundance of 3(Beta)-methylhopanes, which suggest a lacustrine input to this oil show. However, it should be noted that other lacustrine biomarkers (higher C(26)/C(25) tricyclic terpane ratios >1.2; high gammacerane) are absent for this oil show. In summary, it is likely that the 513 m oil show, like the other Moose-2 samples, originated mainly from a Family B source rock, but that it may have been partially co-sourced by a highly reducing lacustrine (?) facies, or it may have extracted some indigenous hydrocarbons from lacustrine sediments along the migration pathway.

The affinity of the Moose-2 oil shows with the Family B solid bitumens of the Subu well and its relevance to the other previously analysed oils of Papua New Guinea is displayed on three source correlation diagrams (Fig. 12-14).

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                                    [GRAPH]

Figure 12: Cross-plot of C(29)Ts/C(29)(Alpha)(Beta) hopane versus C(30)*/C(30) (Alpha)(Beta) hopane for the samples from this project compared to literature and unpublished data. Solid symbols are analyses carried out at the CSIRO laboratory. Open symbols are analyses derived from literature data, some of which were derived from ruler-measured peak heights from published chromatograms and thus are subject to inaccuracies. Black symbols are samples in this report from the Moose-2 well.

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

                                    [GRAPH]

Figure 13: Cross-plot of C(29)(Alpha)(Beta) hopane/C(30) (Alpha)(Beta) hopane versus C(31) (Alpha)(Beta) hopane/C(30) (Alpha)(Beta) hopane ratios for the samples from this project compared to literature and unpublished data. Solid symbols are analyses carried out at the CSIRO laboratory. Open symbols are analyses derived from literature data, some of which were derived from ruler-measured peak heights from published chromatograms and thus are subject to inaccuracies. Black symbols are samples in this report from the Moose-2 well.

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                                    [GRAPH]

Figure 14: Cross-plot of Pr/Ph versus C(35)/( C(35) + C(34)) homohopane ratios for the samples from this project compared to Subu well, literature and unpublished data. Solid symbols are analyses carried out at the CSIRO laboratory. Open symbols are analyses derived from literature data, some of which were derived from ruler-measured peak heights from published chromatograms and thus are subject to inaccuracies. Black symbols are samples in this report from the Moose-2 well.

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4.3 THERMAL MATURITY CHARACTERISTICS

Most of the molecular maturity parameters based upon medium to high molecular weight aliphatic hydrocarbon biomarkers suggest that the Moose-2 oil show samples were derived from a source rock in its early to peak stages of the oil generation window. For example, the extended homohopane 22S/(22S+22R) ratios, the C(29) hopane (Alpha)(Beta)/((Alpha)(Beta)+(Beta)(Alpha)) ratios and C(30) hopane (Alpha)(Beta)/((Alpha)(Beta)+(Beta)(Alpha)) ratios are mostly at or near equilibrium values, indicating thermal maturities have passed at least the early stage of the oil generation window. The C(27) and C(29) (Alpha)(Alpha)(Alpha) 20S/(20S+20R) steranes ratios are indicative of maturities from the early to peak stages of the oil generation window. Based on a calibration of C(29) (Alpha)(Alpha)(Alpha) 20S/20R) steranes to vitrinite reflectance equivalent
(VRE) (Sofer et al., 1993) these oil shows have maturities from 0.70 to 0.88%.

Aromatic hydrocarbon maturity parameters provide slightly ambiguous maturity information, possibly because of the variable effects of biodegradation on different compounds and minor variations in source organic matter inputs and/or palaeoenvironment of deposition, and also likely reflecting uncertainty and lack of universal applicability of the different calibrations. For example, a widely quoted thermal maturity parameter, MPI-1 is moderate to high for these samples (0.71 to 2.03), suggesting maturities in vitrinite reflectance equivalent (VRE) of 0.83 to 1.6% when using a calibration of Radke and Welte (1983). The MPR values of 0.93 to 2.1 suggest relatively lower maturation level, between 0.91 to 1.26% in VRE when using a calibration of Radke et al. (1984). Using the calibration of Radke (1988), the methyldibenzothiophene ratios of 2.4 to 6.0, suggest lower maturities from 0.71 to 0.95% in VRE, which are very similar to those estimated from the aliphatic biomarker ratios. This level of maturity is also corroborated by the moderate TMNr and TeMNr values (0.33-0.79), indicating early to peak oil window maturities (van Aarssen et al., 1999).

A comparison of the Moose-2 oil shows with the solid bitumens in the Subu well and other previously analysed oils in Papua New Guinea is shown in the maturity correlation diagram (Fig. 15).

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

                                    [GRAPH]

Figure 15: Cross-plot of C(29) sterane (Alpha)(Alpha)(Alpha) 20S/(20S+20R) versus C(29) sterane(Alpha)(Beta)(Beta)/((Alpha)(Beta)(Beta)+(Alpha)(Alpha)
(Alpha)) for the samples from this project compared to literature and unpublished data. Solid symbols are analyses carried out at the CSIRO laboratory. Open symbols are analyses derived from literature data, some of which were derived from ruler-measured peak heights from published chromatograms and thus are subject to inaccuracies. Black symbols are samples in this report from the Moose-2 well.

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

5 CONCLUSIONS

      - The high extractabilities of two samples (614.5 m and 753 m) are indicative of hydrocarbon migration to the Mendi Formation in the Moose-2 well.

      - None of the Moose-2 oil shows resemble the n-alkane distribution of diesel or Aus-Tex (drilling mud additives), indicating that all the samples analysed in this study are natural crude oils.

      SECONDARY ALTERATION

      - Geochemical evidence suggests that the Moose-2 oil shows have been affected by various levels of biodegradation.

      - Based on a 1 to 9 level scale of biodegradation (Volkman et al., 1984), the 614 m, 614.5 m and 753 m samples appeared to have been most altered by moderate biodegradation (level 4 or higher); the 513 m, 671 m, 746 m, 766 and 790 m samples by minor biodegradation (level 3); and the 634 m and 660 m samples by very minor biodegradation (level of 2).

      CORRELATION AND SOURCE CHARACTERIZATION

      - Most of the Moose-2 oil shows correlate well with the Family B samples from Subu well. These were generated from a calcareous source rock deposited in a suboxic depositional environment, with a high input of prokaryotic organic matter and a low proportion of terrestrial organic matter.

      - The 513 m oil show has unusual biomarker signatures that indicate a mixed source, partly correlating with the Family B members of Subu samples, but also probably partially co-sourced by a highly reducing lacustrine (?) facies. This oil show may also have been influenced by the extraction of indigenous hydrocarbons from the migration pathway.

      THERMAL MATURITY

      - The majority of the maturity parameters deduced from the aliphatic and aromatic hydrocarbon biomarkers indicate that the Moose-2 oil show samples were generated at maturities 0.7 to 0.9% in VRE, within the early to peak stages of the oil generation window.

      - The relatively higher maturities of some of the shallower samples (compared to deeper samples) may be due to the migration of a mature Family B oil to the

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            Mendi Formation, and its subsequent mixing with the variable proportions of less mature indigenous hydrocarbons from the migration pathway.

6 ACKNOWLEDGEMENTS

We thank Herbert Volk for his valuable comments and suggestions.

7 REFERENCES

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                                   APPENDIX A

                       PEAK ASSIGNMENTS AND ABBREVIATIONS

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TABLE OF CONTENTS

Table A1: Peak assignments for terpanes in the m/z 123, 191, 177 and 205 mass and MRM chromatograms.

Table A2: Peak assignments for steranes, diasteranes and methylsteranes in the m/z 217, 218, 259 and 231 mass chromatograms and MRM chromatograms.

Table A3: Peak abbreviations for aromatic hydrocarbons, with the diagnostic m/z ions.

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Table A1: Peak assignments for terpanes in the m/z 123, 191, 177 and 205 mass and MRM chromatograms.

        Peak                               Terpane assignments
        ----                               -------------------
BS                            Bicyclic sesquiterpane
C(29)Section                  C(29) rearranged triterpane
Ts                            C(27) 18(Alpha)(H),22,29,30-trisnorneohopane
TNH                           C(27) 17(Alpha)(H),18(Alpha) (H),21(Beta)(H)-trisnorhopane
C(30)Section                  C(30) rearranged triterpane
Tm                            C(27) 17(Alpha)(H),22,29,30-trisnorhopane
C(27)(Beta)                   C(27) 17(Beta)(H),22,29,30-trisnorhopane
25,30-BNH                     C(28) 17(Alpha)(H),25,30-bisnorhopane
29,30-BNH                     C(28) 17(Alpha)(H),29,30-bisnorhopane
28,30-BNH                     C(28) 28,30-bisnorhopane
25-nor                        C(29) 25-nor-17(Alpha) (H)-hopane
C(29)*                        C(29) 17(Alpha)(H)-diahopane
C(31)Section                  C(31) rearranged triterpane
C(29)(Alpha)(Beta)            17(Alpha)(H),21(Beta) (H)-30-norhopane
C(29)Ts                       18(Alpha)(H)-30-norneohopane
C(30)*                        C(30) 17(Alpha)(H)-diahopane
C(29)(Beta)(Alpha)            17(Beta)(H),21(Alpha)(H)-30-norhopane
C(30) 25-nor S                C(30) 25-nor-17(Alpha)(H)-hopane (22S)
C(30) 25-nor R                C(30) 25-nor-17(Alpha)(H)-hopane (22R)
Oleanane                      18(Alpha)(H)-oleanane(+ 18(Beta)(H)-oleanane)
C(30)(Alpha)(Beta)            17(Alpha)(H),21(Beta)(H)-hopane
C(30) 30-nor                  C(30) 30-nor-17(Alpha)(H)-hopane
C(30)(Beta)(Alpha)            17(Beta)(H),21(Alpha)(H)-hopane
C(31)*                        C(31) 17(Alpha)(H)-diahopane
C(31)(Alpha)(Beta) 22S        17(Alpha)(H),21(Beta)(H)-homohopane (22S)
C(31)(Alpha)(Beta) 22R        17(Alpha)(H),21(Beta)(H)-homohopane (22R)
G                             Gammacerane
C(31) 30-nor                  C(31) 30-nor-17(Alpha)(H)-hopane
C(31)(Beta)(Alpha) 22S+R      17(Beta)(H),21(Alpha)(H)-homohopane (22S and 22R)
C(32)*                        C(32) 17(Alpha) (H)-diahopane
C(32)(Alpha)(Beta) 22S        17(Alpha)(H),21(Beta)(H)-bishomohopane (22S)
C(32)(Alpha)(Beta) 22R        17(Alpha)(H),21(Beta)(H)-bishomohopane (22R)
C(32) 30-nor                  C(32) 30-nor-17(Alpha)(H)-hopane
C(33)(Alpha)(Beta) 22S        17(Alpha)(H),21(Beta)(H)-trishomohopane (22S)
C(33)(Alpha)(Beta) 22R        17(Alpha)(H),21(Beta)(H)-trishomohopane (22R)
C(33) 30-nor                  C(33) 30-nor-17(Alpha)(H)-hopane
C(34)(Alpha)(Beta) 22S        17(Alpha)(H),21(Beta)(H)-tetrakishomohopane (22S)
C(34)(Alpha)(Beta) 22R        17(Alpha)(H),21(Beta)(H)-tetrakishomohopane (22R)
C(34) 30-nor                  C(34) 30-nor-17(Alpha)(H)-hopane

Continued...

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Table A1 (Continued): Peak assignments for terpanes in the m/z 123, 191, 177 and
205 mass and MRM chromatograms.

        Peak                               Terpane assignments
        ----                               -------------------
C(35)(Alpha)(Beta) 22S        17(Alpha)(H),21(Beta)(H)-pentakishomohopane (22S)
C(35)(Alpha)(Beta) 22R        17(Alpha)(H),21(Beta)(H)-pentakishomohopane (22R)
2(Alpha)(Me)                  2(Alpha)-methylhopane
3(Beta)(Me)                   3(Beta)-methylhopane
19/3 etc                      C(19) tricyclic terpane (etc, for C(20) to C(26))
24/4                          C(24) tetracyclic terpane
19NIP                         4(Beta)(H)-19-Isopimarane
IP                            Isopimarane
B                             ent-Beyerane

CSIRO Petroleum                    InterOil: Moose-2,  peak assignments, Page A2

Table A2: Peak assignments for steranes, diasteranes and methylsteranes in the m/z 217, 218, 259 and 231 mass chromatograms and MRM chromatograms.

Peak         Sterane, diasterane and methylsterane assignments                             Abbreviation
----         -------------------------------------------------                             ------------
1       13(Beta)(H),17(Alpha)(H)-24-nordiacholestane (20S)                      C(26) (Beta)(Alpha)20S 24-nor-dia
2       13(Beta)(H),17(Alpha)(H)-24-nordiacholestane (20R)                      C(26) (Beta)(Alpha)20R 24-nor-dia
3       13(Beta)(H),17(Alpha)(H)-27-nordiacholestane (20S)                      C(26) (Beta)(Alpha)20S 27-nor-dia
4       13(Beta)(H),17(Alpha)(H)-27-nordiacholestane (20R)                      C(26) (Beta)(Alpha)20R 27-nor-dia
5       5(Alpha)(H),14(Alpha)(H),17(Alpha)(H)-24-norcholestane (20S)            C(26) (Alpha)(Alpha)(Alpha) 20S 24-nor-ster
6       5(Alpha)(H),14(Beta)(H),17(Beta)(H)-24-norcholestane (20R)              C(26) (Alpha)(Beta)(Beta)20R 24-nor-ster
7       5(Alpha)(H),14(Beta)(H),17(Beta)(H)-24-norcholestane (20S)              C(26) (Alpha)(Beta)(Beta)20S 24-nor-ster
8       5(Alpha)(H),14(Alpha)(H),17(Alpha)(H)-24-norcholestane (20R)            C(26) (Alpha)(Alpha)(Alpha)20R 24-nor-ster
9       5(Alpha)(H),14(Alpha)(H),17(Alpha)(H)-21-norcholestane +                C(26) (Alpha)(Alpha)(Alpha)+(Alpha)(Beta)(Beta)21-
        5(Alpha)(H),14(Beta)(H), 17(Beta)(H)-21-norcholestane                   nor-steranes
10      5(Alpha)(H),14(Alpha)(H),17(Alpha)(H)-27-norcholestane (20S)            C(26) (Alpha)(Alpha)(Alpha) 20S 27-nor-ster
11      5(Alpha)(H),14(Beta)(H),17(Beta)(H)-27-norcholestane (20R)              C(26) (Alpha)(Beta)(Beta) 20R 27-nor-ster
12      5(Alpha)(H),14(Beta)(H),17(Beta)(H)-27-norcholestane (20S)              C(26) (Alpha)(Beta)(Beta) 20S 27-nor-ster
13      5(Alpha)(H),14(Alpha)(H),17(Alpha)(H)-27-norcholestane (20R)            C(26) (Alpha)(Alpha)(Alpha) 20R 27-nor-ster
a       13(Beta)(H),17(Alpha)(H)-diacholestane (20S)                            C(27) (Beta)(Alpha) 20S diasterane
b       13(Beta)(H),17(Alpha)(H)-diacholestane (20R)                            C(27) (Beta)(Alpha) 20R diasterane
c       13(Alpha)(H),17(Beta)(H)-diacholestane (20S)                            C(27) (Alpha)(Beta) 20S diasterane
d       13(Alpha)(H),17(Beta)(H)-diacholestane (20R)                            C(27) (Alpha)(Beta) 20R diasterane
e       5(Alpha)(H),14(Alpha)(H),17(Alpha)(H)-cholestane (20S)                  C(27) (Alpha)(Alpha)(Alpha) 20S sterane
f       5(Alpha)(H),14(Beta)(H),17(Beta)(H)-cholestane (20R)                    C(27) (Alpha)(Beta)(Beta) 20R sterane
g       5(Alpha)(H),14(Beta)(H),17(Beta)(H)-cholestane (20S)                    C(27) (Alpha)(Beta)(Beta) 20S sterane
h       5(Alpha)(H),14(Alpha)(H),17(Alpha)(H)-cholestane (20R)                  C(27) (Alpha)(Alpha)(Alpha) 20R sterane
i       24-methyl-13(Beta)(H),17(Alpha)(H)-diacholestane (20S)                  C(28) (Beta)(Alpha) 20S diasterane
j       24-methyl-13(Beta)(H),17(Alpha)(H)-diacholestane (20R)                  C(28) (Beta)(Alpha) 20R diasterane
k       24-methyl-13(Alpha)(H),17(Beta)(H)-diacholestane (20S)                  C(28) (Alpha)(Beta) 20S diasterane
l       24-methyl-13(Alpha)(H),17(Beta)(H)-diacholestane (20R)                  C(28) (Alpha)(Beta) 20R diasterane
m       24-methyl-5(Alpha)(H),14(Alpha)(H),17(Alpha)(H)-cholestane (20S)        C(28) (Alpha)(Alpha)(Alpha) 20S sterane
n       24-methyl-5(Alpha)(H),14(Beta)(H),17(Beta)(H)-cholestane (20R)          C(28) (Alpha)(Beta)(Beta) 20R sterane
o       24-methyl-5(Alpha)(H),14(Beta)(H),17(Beta)(H)-cholestane (20S)          C(28) (Alpha)(Beta)(Beta) 20S sterane
p       24-methyl-5(Alpha)(H),14(Alpha)(H),17(Alpha)(H)-cholestane (20R)        C(28) (Alpha)(Alpha)(Alpha) 20R sterane
q       24-ethyl-13(Beta)(H),17(Alpha)(H)-diacholestane (20S)                   C(29) (Beta)(Alpha) 20S diasterane

Continued...

CSIRO Petroleum                    InterOil: Moose-2,  peak assignments, Page A3

Table A2 (Continued): Peak assignments for steranes, diasteranes and methylsteranes in the m/z 217, 218, 259 and 231 mass chromatograms and MRM chromatograms.

Peak                   Sterane, diasterane and methylsterane assignments                      Abbreviation
----                   -------------------------------------------------                      ------------
  r              24-ethyl-13(Beta) (H),17(Alpha) (H)-diacholestane (20R)        C(29) (Beta)(Alpha) 20R diasterane

  s              24-ethyl-13(Alpha) (H),17(Beta) (H)-diacholestane (20S)        C(29) (Alpha)(Beta) 20S diasterane

  t              24-ethyl-13(Alpha) (H),17(Beta) (H)-diacholestane (20R)        C(29) (Alpha)(Beta) 20R diasterane

  u              24-ethyl-5(Alpha) (H),14(Alpha) (H), 17(Alpha) (H)-cholestane  C(29) (Alpha)(Alpha)(Alpha) 20S sterane
                 (20S)

  v              24-ethyl-5(Alpha) (H),14(Beta) (H), 17(Beta) (H)-cholestane    C(29) (Alpha)(Beta)(Beta) 20R sterane
                 (20R)

  w              24-ethyl-5(Alpha) (H),14(Beta) (H), 17(Beta) (H)-cholestane    C(29) (Alpha)(Beta)(Beta) 20S sterane
                 (20S)

  x              24-ethyl-5(Alpha) (H),14(Alpha) (H), 17(Alpha) (H)-cholestane  C(29) (Alpha)(Alpha)(Alpha) 20R sterane
                 (20R)

  y              24-n-propyl-13(Beta) (H),17(Alpha) (H)-diacholestane (20S)     C(30) (Beta)(Alpha) 20S diasterane

  z              24-n-propyl-13(Beta) (H),17(Alpha) (H)-diacholestane (20R)     C(30) (Beta)(Alpha) 20R diasterane

  A              24-n-propyl-5(Alpha) (H),14(Alpha) (H), 17(Alpha)              C(30) (Alpha)(Alpha)(Alpha) 20S sterane
                 (H)-cholestane (20S)

  B              24-n-propyl-5(Alpha) (H),14(Beta) (H), 17(Beta)                C(30) (Alpha)(Beta)(Beta) 20R sterane
                 (H)-cholestane (20R)

  C              24-n-propyl-5(Alpha) (H),14(Beta) (H), 17(Beta)                C(30) (Alpha)(Beta)(Beta) 20S sterane
                 (H)-cholestane (20S)

  D              24-n-propyl-5(Alpha) (H),14(Alpha) (H), 17(Alpha)              C(30) (Alpha)(Alpha)(Alpha) 20R sterane
                 (H)-cholestane (20R)

  E              2(Alpha) -methyl-24-ethylcholestane (20S)                      2(Alpha) -methyl 20S

  F              3(Beta) -methyl-24-ethylcholestane (20S)                       3(Beta) -methyl 20S

  G              2(Alpha) -methyl-24-ethylcholestane (14(Beta) ,17(Beta) (H),   2(Alpha) -methyl (Beta)(Beta) 20R
                 20R)

  H              2(Alpha) -methyl-24-ethylcholestane (14(Beta) ,17(Beta) (H),   2(Alpha) -methyl (Beta)(Beta) 20S
                 20S)

  I              3(Beta) -methyl-24-ethylcholestane (14(Beta) ,17(Beta) (H),    3(Beta) -methyl (Beta)(Beta) 20R
                 20R)

  J              3(Beta) -methyl-24-ethylcholestane (14(Beta) ,17(Beta) (H),    3(Beta) -methyl (Beta)(Beta) 20S
                 20S)

  K              4(Alpha) -methyl-24-ethylcholestane (20S)                      4(Alpha) -methyl 20S

  L              4(Alpha) -methyl-24-ethylcholestane (14(Beta) ,17(Beta) (H),   4(Alpha) -methyl (Beta)(Beta) 20R
                 20R)

  M              4(Alpha) -methyl-24-ethylcholestane (14(Beta) ,17(Beta) (H),   4(Alpha) -methyl (Beta)(Beta) 20S
                 20S)

  N              2(Alpha) -methyl-24-ethylcholestane (20R)                      2(Alpha) -methyl 20R

  O              3(Beta) -methyl-24-ethylcholestane (20R)                       3(Beta) -methyl 20R

  P              4(Alpha), 23S, 24S-trimethylcholestane (20R)                   4(Alpha), 23S,24S dinost 20R

  Q              4(Alpha), 23S, 24R-trimethylcholestane (20R)                   4(Alpha), 23S,24R dinost 20R

  R              4(Alpha) -methyl-24-ethylcholestane (20R)                      4(Alpha) -methyl 20R

  S              4(Alpha), 23R, 24R-trimethylcholestane (20R)                   4(Alpha), 23R,24R dinost 20R

  T              4(Alpha), 23R, 24S-trimethylcholestane (20R)                   4(Alpha), 23R,24S dinost 20R

* = isomeric peaks (24S and 24R); dinost = dinosterane isomers.

CSIRO Petroleum                     InterOil: Moose-2, peak assignments, Page A4

Table A3: Peak abbreviations for the aromatic hydrocarbons, with diagnostic m/z ions.

Aromatic compound assignment                          Abbreviation                        Ion
----------------------------                          ------------                        ---
Ethylbenzene                                          EB                                  106

meta- and para-Xylene                                 m-+p-x                              106

ortho-Xylene                                          o-x                                 106

Isopropylbenzene                                      iPB                                 120

n-Propylbenzene                                       nPB                                 120

1-Methyl-3-ethylbenzene                               1M3EB                               120

1-Methyl-4-ethylbenzene                               1M4EB                               120

1,3,5-Trimethylbenzene                                1,3,5-TMB                           120

1-Methyl-2-ethylbenzene                               1M2EB                               120

1,2,4-Trimethylbenzene                                1,2,4-TMB                           120

1,2,3-Trimethylbenzene                                1,2,3-TMB                           120

Isobutylbenzene                                       iBB                                 134

sec-Butylbenzene                                      sBB                                 134

1-Methyl-3-isopropylbenzene                           1M3IB                               134

1-Methyl-4-isopropylbenzene                           1M4IB                               134

1-Methyl-2-isopropylbenzene                           1M2IB                               134

1,3-Diethylbenzene                                    1,3-DEB                             134

1-Methyl-3-propylbenzene                              1M3PB                               134

1-Methyl-4-propylbenzene                              1M4PB                               134

1,4-Diethylbenzene                                    1,4-DEB                             134

n-Butylbenzene                                        nBB                                 134

1,2-Diethylbenzene                                    1,2-DEB                             134

1,3-Dimethyl-5-ethylbenzene                           1,3-D5EB                            134

1-Methyl-2-propylbenzene                              1M2PB                               134

1,4-Dimethyl-2-ethylbenzene                           1,4-D2EB                            134

1,3-Dimethyl-4-ethylbenzene                           1,3-D4EB                            134

1,2-Dimethyl-4-ethylbenzene                           1,2-D4EB                            134

1,3-Dimethyl-2-ethylbenzene                           1,3-D2EB                            134

1,2-Dimethyl-3-ethylbenzene                           1,2-D3EB                            134

1,2,4,5-Tetramethylbenzene                            1,2,4,5-TeMB                        134

1,2,3,5-Tetramethylbenzene                            1,2,3,5-TeMB                        134

1,2,3,4-Tetramethylbenzene                            1,2,3,4-TeMB                        134

Continued...


CSIRO Petroleum                     InterOil: Moose-2, peak assignments, Page A5

Table A3 (Continued): Peak abbreviations for the aromatic hydrocarbons, with the diagnostic m/z ions.

        Aromatic compound assignment                                Abbreviation                Ion
        ----------------------------                                ------------                ---
Naphthalene                                                  N                                  128

2-Methylnaphthalene                                          2-MN                               142

1-Methylnaphthalene                                          1-MN                               142

2-Ethylnaphthalene                                           2-EN                               156

1-Ethylnaphthalene                                           1-EN                               156

2,6-Dimethylnaphthalene                                      2,6-DMN                            156

2,7-Dimethylnaphthalene                                      2,7-DMN                            156

1,3- and 1,7-Dimethylnaphthalene                             1,3- and 1,7-DMN                   156

1,6-Dimethylnaphthalene                                      1,6-DMN                            156

1,4- and 2,3-Dimethylnaphthalene                             1,4- and 2,3-DMN                   156

1,5-Dimethylnaphthalene                                      1,5-DMN                            156

1,2-Dimethylnaphthalene                                      1,2-DMN                            156

1,8-Dimethylnaphthalene                                      1,8-DMN                            156

1,3,7-Trimethylnaphthalene                                   1,3,7-TMN                          170

1,3,6-Trimethylnaphthalene                                   1,3,6-TMN                          170

1,3,5- and 1,4,6-Trimethylnaphthalene                        1,3,5- and 1,4,6-TMN               170

2,3,6-Trimethylnaphthalene                                   2,3,6-TMN                          170

1,2,7-Trimethylnaphthalene                                   1,2,7-TMN                          170

1,6,7-Trimethylnaphthalene                                   1,6,7-TMN                          170

1,2,6-Trimethylnaphthalene                                   1,2,6-TMN                          170

1,2,4-Trimethylnaphthalene                                   1,2,4-TMN                          170

1,2,5-Trimethylnaphthalene                                   1,2,5-TMN                          170

1,2,3-Trimethylnaphthalene                                   1,2,3-TMN                          170

1,3,6,7-Tetramethylnaphthalene                               1,3,6,7-TeMN                       184

1,2,4,6-, 1,2,4,7- and                                       1,2,4,6-, 1,2,4,7- and             184
1,4,6,7-Tetramethylnaphthalene                               1,4,6,7-TeMN

1,2,5,7-Tetramethylnaphthalene                               1,2,5,7-TeMN                       184

2,3,6,7-Tetramethylnaphthalene                               2,3,6,7-TeMN                       184

1,2,6,7-Tetramethylnaphthalene                               1,2,6,7-TeMN                       184

1,2,3,7-Tetramethylnaphthalene                               1,2,3,7-TeMN                       184

1,2,3,6-Tetramethylnaphthalene                               1,2,3,6-TeMN                       184

1,2,5,6- and 1,2,3,5-Tetramethylnaphthalene                  1,3,6,7- and 1,2,3,5-TeMN          184

Continued...

CSIRO Petroleum                     InterOil: Moose-2, peak assignments, Page A6

Table A3 (Continued): Peak abbreviations for the aromatic hydrocarbons, with the diagnostic m/z ions.

         Aromatic compound assignment                                   Abbreviation              Ion
         ----------------------------                                   ------------              ---
1,2,4,6,7-Pentamethylnaphthalenes                              1,2,4,6,7-PMN                      198

1,2,3,5,7-Pentamethylnaphthalenes                              1,2,3,5,7-PMN                      198

1,2,3,6,7-Pentamethylnaphthalenes                              1,2,3,6,7-PMN                      198

1,2,3,5,6-Pentamethylnaphthalenes                              1,2,3,5,6-PMN                      198

Phenanthrene                                                   P                                  178

Anthracene                                                     A                                  178

3-Methylphenanthrene                                           3-MP                               192

2-Methylphenanthrene                                           2-MP                               192

9-Methylphenanthrene                                           9-MP                               192

1-Methylphenanthrene                                           1-MP                               192

2-Methylanthracene                                             2-MA                               192

1-Methylanthracene                                             1-MA                               192

3-Ethylphenanthrene                                            3-EP                               206

9-, 2- and 1 + Ethylphenanthrene +                             9-EP, 2-EP, 1-EP, 3,6-DMP          206
3,6-Dimethylphenanthene

3,5- and 2,6-Dimethylphenanthrene                              3,5- and 2,6-DMP                   206

2,7-Dimethylphenanthrene                                       2,7-DMP                            206

1,3-, 3,9-, 2,10- and 3,10-Dimethylphenanthrene                1,3-, 3,9-, 2,10- and 3,10-        206

1,6-, 2,9- and 2,5-Dimethylphenanthrene                        1,6-, 2,9- and 2,5-DMP             206

1,7-Dimethylphenanthrene                                       1,7-DMP                            206

2,3-, 1,9-, 4,9- and 4,10-Dimethylphenanthrene                 2,3-, 1,9-, 4,9- and 4,10-DMP      206

1,8-Dimethylphenanthrene                                       1,8-DMP                            206

1,2-Dimethylphenanthrene                                       1,2-DMP                            206

Trimethylphenanthrenes                                         TMPs                               220

Tetramethylphenanthrenes                                       TeMPs                              234

1-Isohexyl-2-methyl-6-isopropylnaphthalene                     i-HMN                              197

Biphenyl                                                       Bp                                 154

2-Methylbiphenyl                                               2-MBp                              168

Diphenylmethane                                                DPM                                168

3-Methylbiphenyl                                               3-MBp                              168

4-Methylbiphenyl                                               4-MBp                              168

Dibenzofuran                                                   DBF                                168

2,3'-Dimethylbiphenyl                                          2,3'-DMBp                          182

2,5-Dimethylbiphenyl                                           2,5-DMBp                           182

2,4- + 2,4'-Dimethylbiphenyl                                   2,4- + 2,4'-DMBp                   182

2,3-Dimethylbiphenyl                                           2,3-DMBp                           182

3-Methyldiphenylmethane                                        3-MDPM                             182

4-Methyldiphenylmethane                                        4-MDPM                             182

Continued...

CSIRO Petroleum                     InterOil: Moose-2, peak assignments, Page A7

Table A3 (Continued): Peak abbreviations for the aromatic hydrocarbons, with the diagnostic m/z ions.

Aromatic compound assignment                         Abbreviation                        Ion
----------------------------                         ------------                        ---
3-Ethylbiphenyl                                       3-EBp                              182

3,5-Dimethylbiphenyl                                  3,5-DMBp                           182

3,3'-Dimethylbiphenyl                                 3,3'-DMBp                          182

4-Ethylbiphenyl                                       4-EBp                              182

3,4'-Dimethylbiphenyl                                 3,4'-DMBp                          182

4,4'-Dimethylbiphenyl                                 4,4'-DMBp                          182

Fluorene                                              Fl                                 166

2-Methylfluorene                                      2-MFl                              180

3-Methylfluorene                                      3-MFl                              180

1-Methylfluorene                                      1-MFl                              180

4-Methylfluorene                                      4-MFl                              180

Fluoranthene                                          Fa                                 202

Pyrene                                                Py                                 202

Methylfluoranthenes                                   MFa                                216

2-Methylpyrene                                        2-MPy                              216

4-Methylpyrene                                        4-MPy                              216

1-Methylpyrene                                        1-MPy                              216

Dibenzothiophene                                      DBT                                184

4-Methyldibenzothiophene                              4-MDBT                             198

2-Methyldibenzothiophene                              2-MDBT                             198

3-Methyldibenzothiophene                              3-MDBT                             198

1-Methyldibenzothiophene                              1-MDBT                             198

4-Ethyldibenzothiophene                               4-ETDBT                            212

4,6-Dimethyldibenzothiophene                          4,6-DMDBT                          212

2,4-Dimethyldibenzothiophene                          2,4-DMDBT                          212

2,6-Dimethyldibenzothiophene                          2,6-DMDBT                          212

3,6-Dimethyldibenzothiophene                          3,6-DMDBT                          212

3,7-Dimethyldibenzothiophene                          3,7-DMDBT                          212

1,4-Dimethyldibenzothiophene                          1,4-DMDBT                          212

1,6-Dimethyldibenzothiophene                          1,6-DMDBT                          212

1,8-Dimethyldibenzothiophene                          1,8-DMDBT                          212

1,3-Dimethyldibenzothiophene                          1,3-DMDBT                          212

1,9-Dimethyldibenzothiophene                          1,9-DMDBT                          212

1,2-Dimethyldibenzothiophene                          1,2-DMDBT                          212

CSIRO Petroleum                     InterOil: Moose-2, peak assignments, Page A8

                                   APPENDIX B

                     MOOSE-2 513 M (OIL SHOW IN CORE SAMPLE)

                       GAS AND MASS CHROMATOGRAMS AND PEAK
                                IDENTIFICATIONS

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample   Page Bi

                   [A: FID, EXTRACTABLE ORGANIC MATTER CHART]

                   [B: TIC, EXTRACTABLE ORGANIC MATTER CHART]

Figure B1: (a) Gas chromatogram (FID) and (b) total ion chromatogram (TIC) for the total extractable organic matter (EOM) from the oil show in core sample (Moose-2, 513 m), showing the distribution of total hydrocarbons. Numbers refer to n-alkane chain length, Pr = pristane, Ph = phytane. UCM = undifferentiated complex mixture.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B1

                     [A: FID, ALIPHATIC HYDROCARBONS CHART]

                      [B: FID, AROMATIC HYDROCARBONS CHART]

Figure B2: Gas chromatograms (FID) of the oil show in core sample (Moose-2, 513 m), showing (a) the distribution of aliphatic hydrocarbons and (b) the distribution of aromatic hydrocarbons. UCM = undifferentiated complex mixture.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B2

                               [N-ALKANES CHART]

                                    [CHART]

Figure B3: Partial m/z 85.10 mass chromatograms of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of n-alkanes, methylal-kanes and isoprenoids. Numbers refer to n-alkane chain length, Pr = pristane, Ph = phytane, iC13 = C13 isoprenoid, etc.



CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B3

                               [ISOPRENOIDS CHART]

                                    [CHART]

                                    [CHART]

Figure B4: Partial m/z 113.13 and 125.13 mass chromatograms of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of iso-prenoids and (beta)-carotane. Numbers refer to n-alkane chain length, Pr = pristane, Ph = phytane, iC13 = C13 isoprenoid, etc.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B4

                    [A: M/Z 83.09 N-ALKYLCYCLOHEXANES CHART]

                        [METHYLALKYLCYCLOHEXANES CHART]

Figure B5: Partial m/z 83.09 and 97.10 mass chromatograms of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of (a) n-alkylcyclohexanes and (b) methylalkylcyclohexanes. Numbers refer to n-alkylcyclohexane and methylalkylcyclohexane chain length. Peaks marked with "x" are due to n-alkane interference.




CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B5

                        [BICYCLIC SESQUITERPANES CHART]

                               [DITERPANES CHART]

                   [TRICYCLIC AND TETRACYCLIC TERPANES CHART]

Figure B6: Partial m/z 123.12 and 191.18 mass chromatograms of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of (a) C(14) to C(16) bicyclic sesquiterpanes, (b) diterpanes and
(c) tricyclic/tetracyclic terpanes. 14b refers to C(14) bicyclic sesquiterpanes, 19/3 refers to C(19) tricyclic terpane, 24/4 refers to C(24) tetracyclic terpane, and so on.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B6

                                [HOPANES CHART]

                             [DEMETHYLHOPANES CHART]

                              [METHYLHOPANES CHART]

Figure B7: Partial m/z 191.18, 177.16 and 205.20 mass chromatograms of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of (a) hopanes, (b) demethylhopanes and (c) methylhopanes respectively. Hopane abbreviations are listed in Table A1.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B7

                             [C(27) HOPANES CHART]

                             [C(28) HOPANES CHART]

                             [C(29) HOPANES CHART]

Figure B8: Partial MRM chromatograms (m/z 370.4, 384.4, and 398.4 -> 191.2) of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of (a) C(27), (b) C(28) and (c) C(29) hopanes. Hopane abbreviations are listed in Table A1.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B8

                              [C(30) HOPANES CHART]

                              [C(31) HOPANES CHART]

                              [C(32) HOPANES CHART]

Figure B9: Partial MRM chromatograms (m/z 412.4, 426.4, and 440.4 -> 191.2) of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of (a) C30, (b) C31 and (c) C32 hopanes. Hopane abbreviations are listed in Table A1.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B9

                              [C(33) HOPANES CHART]

                              [C(34) HOPANES CHART]

                              [C(35) HOPANES CHART]

Figure B10: Partial MRM chromatograms (m/z 454.5, 468.5, and 482.5 -> 191.2) of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of (a) C33, (b) C34 and (c) C35 hopanes. Hopane abbreviations are listed in Table A1.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B10

                        [STERANES AND DIASTERANES CHART]

                      [STERANES (ALPHA)(BETA)(BETA) CHART]

Figure B11: Partial m/z (a) 217.20 and (b) 218.20 mass chromatograms of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of steranes and diasteranes. Sterane and diasterane abbreviations are listed in Table A2.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B11

                        [DIASTERANES (BETA)(ALPHA)CHART]

                             [METHYLSTERANES CHART]

Figure B12: Partial m/z (a) 259.24 and (b) 231.21 mass chromatograms of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of diasteranes and methylsteranes. Sterane and diasterane abbreviations are listed in Table A2.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B12

                     [C(27) STERANES AND DIASTERANES CHART]

                     [C(28) STERANES AND DIASTERANES CHART]

                     [C(29) STERANES AND DIASTERANES CHART]

Figure B13: Partial MRM chromatograms (m/z 372.4, 386.4, and 400.4 -> 217.2) of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of (a) C27, (b) C28 and (c) C29 steranes and diasteranes. Sterane and diasterane abbreviations are listed in Table A2.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B13

                     [C(26)STERANES AND DIASTERANES CHART]

         [C(30) STERANES AND DIASTERANES (24-N-PROPYLCHOLESTANES) CHART]

                          [C(30) METHYLSTERANES CHART]

Figure B14: Partial MRM chromatograms (m/z 358.4, 414.4 -> 217.2; 414.4 -> 231.2) of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of (a) C(26) and (b) C(30) steranes and diasteranes, and (c) C(30) methylsteranes. Sterane, diasterane and methylsterane abbreviations are listed in Table A2.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B14

                                [HOPANES CHART]

                        [STERANES AND DIASTERANES CHART]

Figure B15: Partial added MRM chromatograms of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing (a) the distribution of C(27) to C(35) hopanes (m/z 370.4 + 384.4 + 398.4 + 412.4 + 426.4 + 440.4 +
454.4 + 468.4 + 482.4 -> 191.2), and (b) the distribution of C(27) to C(29)
steranes and diasteranes (m/z 372.4 + 386.4 + 400.4 -> 217.2). Hopane abbreviations are listed in Table A1, sterane and diasterane abbreviations are listed in Table A2.

CSIRO Petroleum     InterOil: Moose-2, 513 m,oil show in core sample Page B15

                           [C(2) ALKYLBENZENES CHART]

                           [C(3) ALKYLBENZENES CHART]

                           [C(4) ALKYLBENZENES CHART]

Figure B16: Partial m/z 106.08, 120.09 and 134.11 mass chromatograms of the aromatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of (a) C(2) alkylbenzenes, (b) C(3) alkylbenzenes and (c) C(4) alkylbenzenes respectively. Peak abbreviations are listed in Table A3.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B16

                               [NAPHTHALENE CHART]

                           [METHYLNAPHTHALENES CHART]

                         [C(2) ALKYLNAPHTHALENES CHART]

Figure B17: Partial m/z 128.06, 142.08 and 156.09 mass chromatograms of the aromatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of (a) naphthalene, (b) methylnaphthalenes and (c) ethylnaphthalenes and dimethylnaphthalenes respectively. Peak abbreviations are listed in Table A3.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B17

                         [C(3) ALKYLNAPHTHALENES CHART]

                         [C(4) ALKYLNAPHTHALENES CHART]

                         [C(5) ALKYLNAPHTHALENES CHART]

Figure B18: Partial m/z 170.11, 184.13 and 198.14 mass chromatograms of the aromatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of (a) trimethylnaphthalenes, (b) tetramethylnaphthalenes and
(c) pentamethylnaphthalenes respectively. Peak abbreviations are listed in Table A3.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B18

                                     [CHART]

                                     [CHART]

                                     [CHART]

Figure B19: Partial m/z 197.13, 183.12 and 198.14 mass chromatograms of the aromatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of (a) iso-hexylmethylnaphthalene, and (b) and (c) cadalene. Peak abbreviations are listed in Table A3.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B19

                              [PHENANTHRENE CHART]

                          [METHYLPHENANTHRENES CHART]

                        [C(2) ALKYLPHENANTHRENES CHART]

Figure B20: Partial m/z 178.08, 192.09 and 206.11 mass chromatograms of the aromatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of (a) phenanthrene, (b) methylphenanthrenes and (c) ethylphenanthrenes and dimethylphenanthrenes respectively. Peak abbreviations are listed in Table A3.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B20

                         [C(3) ALKYLPHENANTHRENES CHART]

                        [C(4) ALKYLPHENANTHRENES CHART]

Figure B21: Partial m/z 220.13 and 234.14 mass chromatograms of the aromatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of (a) tri-methylphenanthrenes and (b) retene and tetramethylphenanthrenes. Peak abbreviations are listed in Table A3.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B21

                                [BIPHENYL CHART]

           [METHYLBIPHENYLS, DIPHENYLMETHANE AND DIBENZOFURAN CHART]

             [C(2) ALKYLBIPHENYLS AND METHYLDIPHENYLMETHANES CHART]

Figure B22: Partial m/z 154.08, 168.09 and 182.07 mass chromatograms of the aromatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of (a) biphenyl, (b) methylbiphenyls, diphenylmethane and dibenzofuran, and (c) dimethyl-biphenyls, ethylbiphenyls and methyldiphenylmethanes respectively. Peak abbreviations are listed in Table A3.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B22

                                [FLUORENE CHART]

                     [METHYLFLUORENES B: M/Z 180.09 CHART]

                        [FLUORANTHENE AND PYRENE CHART]

                 [METHYLPYRENES AND METHYLFLUORANTHENES CHART]

Figure B23: Partial m/z 166.08, 180.09, 202.08 and 216.09 mass chromatograms of the aromatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of (a) fluorene, (b) methylfluorenes, (c) fluoranthene and pyrene, and (d) methylfluoranthenes and methylpyrenes respectively. Peak abbreviations are listed in Table A3.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B23

                            [DIBENZOTHIOPHENE CHART]

                         [METHYLDIBENZOTHIOPHENES CHART]

                         [C(2) ALKYLDIBENZOTHIOPHENES CHART]

Figure B24: Partial m/z 184.03, 198.05 and 212.07 mass chromatograms of the aromatic hydrocarbons from the oil show in core sample (Moose-2, 513 m), showing the distribution of (a) dibenzothiophene, (b) methyldibenzothiophenes and (c) dimethyldibenzothiophenes and ethyldibenzothiophenes respectively. Peak abbreviations are listed in Table A3.

CSIRO Petroleum     InterOil: Moose-2, 513 m, oil show in core sample Page B24

                                   APPENDIX C

                     MOOSE-2 614 M (OIL SHOW IN CORE SAMPLE)

                       GAS AND MASS CHROMATOGRAMS AND PEAK
                                IDENTIFICATIONS

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page Ci

                   [A: FID, EXTRACTABLE ORGANIC MATTER CHART]

                   [B: TIC, EXTRACTABLE ORGANIC MATTER CHART]

Figure C1: (a) Gas chromatogram (FID) and (b) total ion chromatogram (TIC) for the total extractable organic matter (EOM) from the oil show in core sample (Moose-2, 614 m), showing the distribution of total hydrocarbons. Numbers refer to n-alkane chain length, Pr = pristane, Ph = phytane, UCM = undifferentiated complex mixture.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C1

                     [A: FID, ALIPHATIC HYDROCARBONS CHART]

                     [B: FID, AROMATIC HYDROCARBONS CHART]

Figure C2: Gas chromatograms (FID) of the oil show in core sample (Moose-2, 614 m), showing (a) the distribution of aliphatic hydrocarbons and (b) the distribution of aromatic hydrocarbons. UCM = undifferentiated complex mixture.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C2

                               [N-ALKANES CHART]

                                    [CHART]

Figure C3: Partial m/z 85.10 mass chromatograms of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of n-alkanes, methylalkanes and isoprenoids. Numbers refer to n-alkane chain length, Pr = pristane, Ph = phytane, iC13 = C(13) isoprenoid, etc.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C3

                              [ISOPRENOIDS CHART]

                                    [CHART]

                                    [CHART]

Figure C4: Partial m/z 113.13 and 125.13 mass chromatograms of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of isoprenoids and (beta)-carotane. Numbers refer to n-alkane chain length, Pr = pristane, Ph = phytane, iC13 = C(13) isoprenoid, etc.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C4

                           [N-ALKYLCYCLOHEXANES CHART]

                        [METHYLALKYLCYCLOHEXANES CHART]

Figure C5: Partial m/z 83.09 and 97.10 mass chromatograms of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of (a) n-alkylcyclohexanes and (b) methylalkylcyclohexanes. Numbers refer to n-alkylcyclohexane and methylalkylcyclohexane chain length. Peaks marked with "x" are due to n-alkane interference.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C5

                         [BICYCLIC SESQUITERPANES CHART]

                               [DITERPANES CHART]

                   [TRICYCLIC AND TETRACYCLIC TERPANES CHART]

Figure C6: Partial m/z 123.12 and 191.18 mass chromatograms of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of (a) C(14) to C(16) bicyclic sesquiterpanes, (b) diterpanes and
(c) tricyclic/tetracyclic terpanes. 14b refers to C(14) bicyclic sesquiterpanes, 19/3 refers to C(19) tricyclic terpane, 24/4 refers to C(24) tetracyclic terpane, and so on.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C6

                                [HOPANES CHART]

                            [DEMETHYLHOPANES CHART]

                             [METHYLHOPANES CHART]

Figure C7: Partial m/z 191.18, 177.16 and 205.20 mass chromatograms of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of (a) hopanes, (b) demethylhopanes and (c) methylhopanes respectively. Hopane abbreviations are listed in Table A1.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C7

                              [C(27) HOPANES CHART]

                              [C(28) HOPANES CHART]

                              [C(29) HOPANES CHART]

Figure C8: Partial MRM chromatograms (m/z 370.4, 384.4, and 398.4 -> 191.2) of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of (a) C(27), (b) C(28) and (c) C(29) hopanes. Hopane abbreviations are listed in Table A1.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C8

                              [C(30) HOPANES CHART]

                              [C(31) HOPANES CHART]

                              [C(32) HOPANES CHART]

Figure C9: Partial MRM chromatograms (m/z 412.4, 426.4, and 440.4 -> 191.2) of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of (a) C(30), (b) C(31) and (c) C(32) hopanes. Hopane abbreviations are listed in Table A1.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C9

                             [C(33) HOPANES CHART]

                             [C(34) HOPANES CHART]

                             [C(35) HOPANES CHART]

Figure C10: Partial MRM chromatograms (m/z 454.5, 468.5, and 482.5 -> 191.2) of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of (a) C(33), (b) C(34) and (c) C(35) hopanes. Hopane abbreviations are listed in Table A1.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C10

                        [STERANES AND DIASTERANES CHART]

                      [STERANES (ALPHA)(BETA)(BETA) CHART]

Figure C11: Partial m/z (a) 217.20 and (b) 218.20 mass chromatograms of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of steranes and diasteranes. Sterane and diasterane abbreviations are listed in Table A2.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C11

                       [DIASTERANES (BETA)(ALPHA) CHART]

                             [METHYLSTERANES CHART]

Figure C12: Partial m/z (a) 259.24 and (b) 231.21 mass chromatograms of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of diasteranes and methylsteranes. Sterane and diasterane abbreviations are listed in Table A2.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C12

                     [C(27) STERANES AND DIASTERANES CHART]

                     [C(28) STERANES AND DIASTERANES CHART]

                     [C(29) STERANES AND DIASTERANES CHART]

Figure C13: Partial MRM chromatograms (m/z 372.4, 386.4, and 400.4 -> 217.2) of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of (a) C(27), (b) C(28) and (c) C(29) steranes and diasteranes. Sterane and diasterane abbreviations are listed in Table A2.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C13

                     [C(26) STERANES AND DIASTERANES CHART]

         [C(30) STERANES AND DIASTERANES (24-N-PROPYLCHOLESTANES) CHART]

                          [C(30) METHYLSTERANES CHART]

Figure C14: Partial MRM chromatograms (m/z 358.4, 414.4 -> 217.2; 414.4 -> 231.2) of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of (a) C(26) and (b) C(30) steranes and diasteranes, and (c) C(30) methylsteranes. Sterane, diasterane and methylsterane abbreviations are listed in Table A2.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C14

                                [HOPANES CHART]

                        [STERANES AND DIASTERANES CHART]

Figure C15: Partial added MRM chromatograms of the aliphatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing (a) the distribution of C(27) to C(35) hopanes (m/z 370.4 + 384.4 + 398.4 + 412.4 + 426.4 + 440.4 +
454.4 + 468.4 + 482.4 -> 191.2), and (b) the distribution of C(27) to C(29)
steranes and diasteranes (m/z 372.4 + 386.4 + 400.4 -> 217.2). Hopane abbreviations are listed in Table A1, sterane and diasterane abbreviations are listed in Table A2.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C15

                           [C(2) ALKYLBENZENES CHART]

                           [C(3) ALKYLBENZENES CHART]

                           [C(4) ALKYLBENZENES CHART]

Figure C16: Partial m/z 106.08, 120.09 and 134.11 mass chromatograms of the aromatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of (a) C(2) alkylbenzenes, (b) C(3) alkylbenzenes and (c) C(4) alkylbenzenes respectively. Peak abbreviations are listed in Table A3.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C16

                               [NAPHTHALENE CHART]

                           [METHYLNAPHTHALENES CHART]

                         [C(2) ALKYLNAPHTHALENES CHART]

Figure C17: Partial m/z 128.06, 142.08 and 156.09 mass chromatograms of the aromatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of (a) naphthalene, (b) methylnaphthalenes and (c) ethylnaphthalenes and dimethylnaphthalenes respectively. Peak abbreviations are listed in Table A3.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C17

                         [C(3) ALKYLNAPHTHALENES CHART]

                         [C(4) ALKYLNAPHTHALENES CHART]

                         [C(5) ALKYLNAPHTHALENES CHART]

Figure C18: Partial m/z 170.11, 184.13 and 198.14 mass chromatograms of the aromatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of (a) trimethylnaphthalenes, (b) tetramethylnaphthalenes and
(c) pentamethylnaphthalenes respectively. Peak abbreviations are listed in Table A3.

CSIRO Petroleum      InterOil: Moose-2, 614 m, oil show in core sample Page C18

                                     [CHART]

                                     [CHART]

                                     [CHART]

Figure C19: Partial m/z 197.13, 183.12 and 198.14 mass chromatograms of the aromatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of (a) iso-hexylmethylnaphthalene, and (b) and (c) cadalene.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C19

                              [PHENANTHRENE CHART]

                          [METHYLPHENANTHRENES CHART]

                        [C(2) ALKYLPHENANTHRENES CHART]

Figure C20: Partial m/z 178.08, 192.09 and 206.11 mass chromatograms of the aromatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of (a) phenanthrene, (b) methylphenanthrenes and (c) ethylphenanthrenes and dimethylphenanthrenes respectively. Peak abbreviations are listed in Table A3.

CSIRO Petroleum     InterOil: Moose-2, 614 m, oil show in core sample Page C20

                         [C(3) ALKYLPHENANTHRENES CHART]

                         [C(4) ALKYLPHENANTHRENES CHART]

Figure C21: Partial m/z 220.13 and 234.14 mass chromatograms of the aromatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of (a) trimethylphenanthrenes and (b) retene and tetramethylphenanthrenes. Peak abbreviations are listed in Table A3.



CSIRO Petroleum  InterOil: Moose-2, 614 m, oil show in core sample   Page C21

                                [BIPHENYL CHART]

           [METHYLBIPHENYLS, DIPHENYLMETHANE AND DIBENZOFURAN CHART]

             [C(2) ALKYLBIPHENYLS AND METHYLDIPHENYLMETHANES CHART]

Figure C22: Partial m/z 154.08, 168.09 and 182.07 mass chromatograms of the aromatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of (a) biphenyl, (b) methylbiphenyls, diphenylmethane and dibenzofuran, and (c) dimethylbiphenyls, ethylbiphenyls and methyldiphenylmethanes respectively. Peak abbreviations are listed in Table A3.




CSIRO Petroleum   InterOil: Moose-2, 614 m, oil show in core sample    Page C22

                                [FLUORENE CHART]

                            [METHYLFLUORENES CHART]

                        [FLUORANTHENE AND PYRENE CHART]

                 [METHYLPYRENES AND METHYLFLUORANTHENES CHART]

Figure C23: Partial m/z 166.08, 180.09, 202.08 and 216.09 mass chromatograms of the aromatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of (a) fluorene, (b) methylfluorenes, (c) fluoranthene and pyrene, and (d) methylfluoranthenes and methylpyrenes respectively. Peak abbreviations are listed in Table A3.

CSIRO Petroleum   InterOil: Moose-2, 614 m, oil show in core sample    Page C23

                            [DIBENZOTHIOPHENE CHART]

                        [METHYLDIBENZOTHIOPHENES CHART]

                       [C(2) ALKYLDIBENZOTHIOPHENES CHART]

Figure C24: Partial m/z 184.03, 198.05 and 212.07 mass chromatograms of the aromatic hydrocarbons from the oil show in core sample (Moose-2, 614 m), showing the distribution of (a) dibenzothiophene, (b) methyldibenzothiophenes and (c) dimethyldibenzothiophenes and ethyldibenzothiophenes respectively. Peak abbreviations are listed in Table A3.



CSIRO Petroleum   InterOil: Moose-2, 614 m, oil show in core sample    Page C24